CREDIT AGREEMENT



                           DATED AS OF MARCH 19, 1999



                                      AMONG



                             ARGUSS HOLDINGS, INC.,


                            THE LENDERS NAMED HEREIN


                                       AND

                           NATIONSBANK, N.A., AS AGENT

                                       AND

                     NATIONSBANC MONTGOMERY SECURITIES LLC,

                        AS SYNDICATION AGENT AND ARRANGER

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is made as of March 19, 1999, by and among ARGUSS HOLDINGS, INC. (the "Borrower"), a Delaware corporation with its principal office at One Church Street, Suite 302, Rockville, Maryland 20850, each of the lenders named herein on the signature pages hereof (such lenders and any other lender or lenders which may hereafter become a party to this Agreement pursuant to the provisions of Section 11.3 hereof, together, the "Lenders" and each individually a "Lender") NATIONSBANK, N.A., a national banking association, as agent for the Lenders (in such capacity, the "Agent"), and NATIONSBANC MONTGOMERY SECURITIES LLC ("NMS"), as the syndication agent and arranger.

         The Borrower, the Lenders, the Agent and NMS agree as follows:

                                    ARTICLE 1
                          DEFINITIONS; ACCOUNTING TERMS
                          -----------------------------

         Section 1.1 DEFINITIONS. As used in this Agreement the following terms shall have the meanings herein specified and shall include in the singular number the plural and in the plural number the singular:

         "Acquisition" means any transaction, or any series of related transactions, consummated (after the date of this Agreement), by which the Borrower or any of its Subsidiaries (a) acquires a division or similar business unit, any ongoing business or all or substantially all of the assets of any Person incorporated or organized within the United States of America, whether through the purchase of assets, merger or otherwise, (b) directly or indirectly acquires control of at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors, or (c) directly or indirectly acquires control of a majority ownership interest in any Person that is not a corporation. The terms "Acquire", "Acquired" and "Acquiring" used as verbs shall have correlative meanings.

         "Acquisition Agreement" means (i) the agreement between an Acquisition Company and a Target or the seller or sellers of a Target, pursuant to which such Acquisition Company agrees to Acquire a division or similar business unit from a Target, all or substantially all of the assets, stock or other ownership interests of a Target, or merge with a Target; (ii) the documents described in any such agreement and related in any manner to the Acquisition of any Acquired assets, including, but not limited to, the buy/sell agreement, historical financial statements of the Target and a detailed description of the Acquired assets, and every other document, instrument or certificate executed in connection with such agreement; together with (iii) all amendments to any of the foregoing.

         "Acquisition Analysis" means, with respect to any proposed Acquisition, an analysis, prepared by the chief financial officer of the Borrower, of the structure and financial impact of the Acquisition in question, including, where the Permitted Acquisition Price is equal to or greater than Five Million Dollars ($5,000,000), the Target's audited financial statements (or where the Permitted Acquisition Price is less than $5,000,000 management prepared financial statements acceptable to the Agent in its sole discretion) for the last fiscal year and a summary of the material tax and accounting consequences related to the Acquisition, which analysis shall be in form and substance reasonably satisfactory to the Agent.

         "Acquisition Company" means the Borrower or any Consolidated Subsidiary of the Borrower Acquiring a Target.

         "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (b) l minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

         "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.

         "Agent" has the meaning set forth on the first page hereof.

         "Agent's Account" means the account maintained by the Agent at 6610 Rockledge Drive, Bethesda, Maryland 20817 for the purposes of this Agreement or such other account as may be specified by the Agent to the Borrower and to the Lenders.

         "Agent's Fee" means the fees payable to the Agent under the provisions of Section 2.9(b).

         "Aggregate Commitments" means the sum of the Aggregate Revolving Commitments, and the Aggregate Term Commitments.

         "Aggregate Revolving Commitments" means the sum of the Revolving Commitments [which, as of the Closing Date, is a principal amount of Seventy Million Dollars ($70,000,000)], as such amount may be reduced from time to time pursuant to Sections 2.7 and 2.13.

         "Aggregate Term Commitments" means the sum of the Term Commitments, which is, Thirty Million Dollars ($30,000,000).

         "Agreement" means this Credit Agreement, as it may be extended from time to time and as it may be amended from time to time by written agreement, in each case as herein provided.

         "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

         "Applicable Margin" means, for any day, with respect to any Loan, the applicable rate per annum set forth below under the caption "Base Rate Margin" or "Eurodollar Rate Margin," based upon the applicable Leverage Ratio:

              --------------------- ----------------- ---------------
                                    Base Rate         Eurodollar
              Leverage Ratio        Margin            Rate Margin
                                    (basis points     (basis  points
                                    per annum)        per annum)
              --------------------- ----------------- ---------------

              Less than or
              equal to 1.0:1.0      0.0               125.0

              --------------------- ----------------- ---------------

              Greater than
              1.0:1.0
              but less than or      25.0              150.0
              equal to 1.5:1.0

              --------------------- ----------------- ---------------

              Greater than
              1.5:1.0 but less      50.0              175.0
              than or equal to
              2.0:1.0

              --------------------- ----------------- ---------------

              Greater than          100.0             225.0
              2.0:1.0
              --------------------- ----------------- ---------------

For purposes of the foregoing, the Applicable Margin for any date shall be determined by reference to the Leverage Ratio as of the last day of the fiscal quarter of the Borrower most recently ended as of such determination date (such calculation of the Leverage Ratio to be for the four fiscal quarters ending on such date), and any change in the Applicable Margin shall become effective five
(5) Business Days after the date on which each Lender receives the financial statements required to be delivered pursuant to Sections 6.1(a) or (b) as the case may be, and shall apply to Loans outstanding on such delivery date or made on and after such delivery date. Notwithstanding the foregoing, (i) until the Borrower has delivered to the Agent the Borrower's fiscal year 1998 financial information in form and content required by Section 6.1, the Leverage Ratio shall be deemed, solely for the purposes of calculating the Applicable Margin, to be the greater of (A) greater than 1.5:1.0 but less than or equal to 2.0:1.0, and (B) the Applicable Margin which would be otherwise applicable; and (ii) at any other time during which the Borrower has failed to deliver to the Agent any financial statement required by Section 6.1 within the time provided therein, the Leverage Ratio shall be deemed, solely for the purposes of calculating the Applicable Margin, to be greater than 2.0:1.0 until such time as the Borrower shall have delivered all financials required by Section 6.1 and such certificate to the Agent.

         "Assets" means, at any time, all assets that should, in accordance with GAAP consistently applied, be classified as assets on a consolidated balance sheet of a Person.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Agent, in the form of EXHIBIT H.

         "Authorized Officer" means, with respect to any act to be performed or duty to be discharged by any Person which is not an individual, any officer or other representative thereof then authorized to perform such act or discharge such duty.

         "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (1/2 of 1%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

         "Base Rate Loan" means a Revolving Loan which bears interest at rates based upon the Base Rate, or the Term Loan at such time as it bears interest at a rate based upon the Base Rate; and "Base Rate Loans" means all of said Loans.

         "Borrower" has the meaning set forth on the first page hereof.

         "Business Day" means any day, other than a Saturday, Sunday or public holiday or the equivalent, on which commercial banks in New York, New York and Charlotte, North Carolina, are open for the transaction of business and, with respect to Eurodollar Loans, a day of the year on which dealings are carried on in the London interbank market and commercial banks are open for business in London and not required or authorized to close in New York, New York or Charlotte, North Carolina.

          "Capitalized Lease Obligations" means the amount determined in accordance with GAAP which represents the capitalized value of leases of the Borrower and its Consolidated Subsidiaries which appears on the liabilities side of the consolidated balance sheet of the Borrower and its Subsidiaries.

         "Change in Control" means (a) the acquisition of ownership, directly, or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than thirty five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by individuals who were neither
(i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

         "Closing Date" means the date on which this Agreement has been executed by all the parties hereto and all of the conditions set forth in Section 5.1 have been satisfied.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, including (unless the context otherwise requires) any rules or regulations promulgated thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

         "Collateral" means all of the property which is subject or is to be subject to the Liens granted by the Collateral Documents.

         "Collateral Documents" means the Security Agreements, the Pledge Agreements, the Intellectual Property Assignments, and all supplemental assignments, mortgages, deeds of trust and other documents now or hereafter delivered or to be delivered pursuant thereto.

         "Commitment" means each Lender's individual obligation to make Revolving Loans and the Term Loan in a principal amount not to exceed the dollar amounts shown on the signature pages opposite its name, as such amount may be reduced from time to time pursuant to Sections 2.7, 2.13 and 11.3(a).

         "Commitment Fee on the Unused Portion of the Loan" means the fee payable under Section 2.9(a).

         "Commitment Fee on Unused Portion of Loan Rate" means, for any day, the applicable rate per annum set forth below based upon the applicable Leverage
Ratio:


              --------------------------- ---------------------------

              Leverage Ratio              Commitment Fee on Unused
                                          Portion of Loan Rate
                                          (basis points per annum)

              --------------------------- ---------------------------

              Less than or                25.0
              equal to 1.0:1.0

              --------------------------- ---------------------------

              Greater than 1.0:1.0
              but less than or            30.0
              equal to 1.5:1.0

              --------------------------- ---------------------------

              Greater than 1.5:1.0 but
              less than or equal to       37.5
              2.0:1.0

              --------------------------- ---------------------------

              Greater than 2.0:1.0        50.0

              --------------------------- ---------------------------

For purposes of the foregoing, the Commitment Fee on the Unused Portion of Loan Rate for any date shall be determined by reference to the Leverage Ratio as of the last day of the fiscal quarter of the Borrower most recently ended as of such determination date (such calculation of the Leverage Ratio to be for the four fiscal quarters ending on such date), and any change in the Commitment Fee on the Unused Portion of Loan shall become effective five (5) Business Days after the date on which the Agent receives the financial statements required to be delivered pursuant to Sections 6.1(a) and (b), as the case may be. Notwithstanding the foregoing, (i) until the Borrower has delivered to the Agent the Borrower's fiscal year 1998 financial information in form and content required by Section 6.1, the Leverage Ratio shall be deemed, solely for the purposes of calculating the Commitment Fee on the Unused Portion of the Loan Rate, to be the greater of (A) greater than 1.5:1.0 but less than or equal to 2.0:1.0, and (B) the Applicable Margin which would be otherwise applicable; and
(ii) at any other time during which the Borrower has failed to deliver to the Agent any financial statement required by Section 6.1 within the time provided therein, the Leverage Ratio shall be deemed, for the purposes of calculating the Commitment Fee on the Unused Portion of the Loan Rate, to be greater than 2.0:1.0 until such time as the Borrower shall have delivered all financial statements required by Section 6.1 and such certificate to the Agent.

         "Conceptronic" means Conceptronic, Inc., a Delaware corporation.

         "Conceptronic Disposition" means the Disposition by the Borrower of Conceptronic, in accordance with Section 2.14.

         "Consolidated Subsidiary" means a Subsidiary of the Borrower whose financial condition and results of operations are included on a consolidated basis in a consolidated balance sheet and consolidated statements of income, changes in shareholders' equity and cash flows of the Borrower and its Subsidiaries prepared in accordance with GAAP.

         "Continue", "Continuing", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.4 hereof of a Eurodollar Loan of a Eurodollar Loan from one Interest Period to the next Interest Period.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting powers, by contract or otherwise. "Controlling" and Controlled" have meanings correlative thereto.

         "Convert", "Converting, "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.4 or Article 3 of one Type of Loan into another Type of Loan.


         "Current Maturities of Long Term Debt" means, as of any date, the aggregate amount of principal payments (including, without limitation, the portion of any obligation under Capitalized Lease Obligations allocable to amortization in accordance with GAAP) in respect of Long-Term Debt which are, in accordance with GAAP, properly classified as of such date as current liabilities, and the aggregate unpaid principal amount of Synthetic Lease obligations calculated in accordance with applicable Federal income tax laws and regulations.

         "Current Taxes" means, for any period, Taxes paid in such period (rather than merely accrued or deferred.)

         "Debt" of any Person means all obligations, contingent or otherwise which, in accordance with GAAP, should be classified upon such Person's balance sheet as liabilities or disclosed in footnotes thereto, but in any event including liabilities secured by any lien existing on property owned or acquired by such Person or a Subsidiary thereof (whether or not the liability secured thereby shall have been assumed) and obligations which have been or under GAAP should be capitalized for financial accounting purposes, including all Earn Out Provisions, and excluding operating leases, and the aggregate unpaid principal amount of Synthetic Lease obligations calculated in accordance with applicable Federal income tax laws and regulations.

         "Default" means any event or condition which with the giving of notice or passage of time, or both, would constitute an Event of Default.

         "Defaulting Lender" means any Lender with respect to which a Lender Default is in effect.

         "Disposition" shall mean any sale, assignment, transfer or other disposition of substantially all of the Assets (whether now owned or hereafter acquired) or substantially all of the stock of any Subsidiary, by the Borrower or any of its Subsidiaries to any other Person, excluding any sale, assignment, transfer or other disposition of any assets sold or disposed of in the ordinary course of business and on ordinary business terms. The terms "Dispose" and "Disposed" shall have correlative meanings.

         "Distribution" by any Person means (a) the retirement, redemption, purchase, or other acquisition for value of any capital stock or other equity securities or partnership interests issued by such Person, (b) the declaration or payment of any dividend or distribution on or with respect to any such securities or partnership interests, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities or partnership interests, (d) any other payment (other than salaries of employees or advances made in the ordinary course of business to employees for travel and other expenses incurred in the ordinary course of business) by such Person with respect to such securities or partnership interests, and (e) the prepayment of any Debt other than as allowed under Section 2.10.

         "Dollars" and the sign "$" means lawful money of the United States of America.

         "Domestic Subsidiary" means a Subsidiary incorporated or organized within the United States of America.

         "Earn Out Provisions" means those payment obligations incurred in connection with Permitted Acquisitions which are calculated based upon the future performance of the Target.

         "Eastern Time" means Eastern  Standard Time or Eastern Daylight Savings

Time, whichever shall be in effect in Charlotte, North Carolina on the date of determination.

         "EBITDA" means for any period, the sum for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of (a) Net Income for such period, PLUS (b) Taxes, Interest Expense, depreciation, amortization and other non-cash charges (to the extent deducted to determine Net Income) for such period; PROVIDED that (1) if the Borrower or any of its Subsidiaries shall have Disposed of a business (or any part thereof) during such period, EBITDA shall be computed as if such business (or part thereof) had been Disposed of prior to the first day of such period, and (2) if the Borrower or any of its Subsidiaries shall have Acquired a business (or any part thereof) during such period, and if the Borrower has provided the Agent with financial statements acceptable to the Agent or audited financial statements (prepared in accordance with GAAP by an accounting firm acceptable to the Agent) of such business, or (if such statements are unavailable) other due diligence as to the financial position of such business acceptable to the Agent, for that portion of such period preceding the Acquisition, EBITDA shall be computed as if such business (or part thereof) had been owned by the Borrower or such Subsidiary for the whole of such period. EBITDA may be increased by the amount of projected reductions in compensation of executive officers of a Target which are substantiated by employment contracts or other documentation acceptable to the Agent. If a Target has been generating a negative EBITDA for the prior twelve (12) month period, the adjusted amount shall be deducted for purposes of calculating compliance with Section 6.10.

         "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Agent and, unless a Default or an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.3, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Agent from the Borrower within two (2) Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; PROVIDED, HOWEVER, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

         "Employee Plan" means an employee benefit plan or other plan covered by Title IV of ERISA and maintained in whole or in part for employees of the Borrower or any of its Subsidiaries, including any such plan of an ERISA Affiliate.


         "Environmental Laws" means any and all Federal, state, local and foreign laws which provide remedies, including injunctive relief, for injuries to persons or damage to or contamination of property resulting from the release or threatened release of Hazardous Material or which regulate the generation, storage, transportation or disposal of Hazardous Material in any manner applicable to the Borrower or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Solid Waste Disposal Act (42 U.S.C. Section 6901 et seq.), the Federal Water

Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented, together with any rules and regulations promulgated thereunder, each as in effect on the date of determination.

         "Equity Issuance" means any issuance or sale by a Person of its capital stock or other similar equity security, or any warrants, options or similar rights to acquire, or securities convertible into or exchangeable for, such capital stock or other similar equity security.

         "ERISA" means the Employee Retirement Income Security Act of 1974, together with the rules and regulations promulgated thereunder, as in effect from time to time.

         "ERISA Affiliate" means any Person which is a member of the same "controlled group of corporations" as the Borrower or any Person under "common control" with the Borrower within the meaning of Section 414 of the Code.

         "Eurodollar Loan" means a Revolving Loan which bears interest at rates based upon the Adjusted Eurodollar Rate, or the Term Loan at such time as it bears interest at a rate based upon the Adjusted Eurodollar Rate; and "Eurodollar Loans" means all of said Loans.

         "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "Event of Default" has the meaning set forth in Article 8.

         "Federal Funds Rate" means, for any day, the simple interest rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

         "Fixed Charge Coverage Ratio" means, at any time, the ratio of (a) EBITDA, minus Current Taxes, of the Borrower and its Consolidated Subsidiaries, to (b) Current Maturities of Long-Term Debt, plus Interest Expense, of the Borrower and its Consolidated Subsidiaries.

         "Foreign Subsidiary" means a Subsidiary which was incorporated or organized in jurisdictions other than a state within the United States of America.

         "Funded Debt" means at any date, with respect to any Person, all senior debt, letters of credit, all cash payments due under any Earn Out Provisions, stockholder debt, subordinated debt, seller notes, guaranties and contingent Debt and Capitalized Lease Obligations at such date.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any court, agency, department, commission, board, bureau or instrumentality of any of the foregoing.

         "Guarantor" means Arguss Communications Group, Inc., a Delaware corporation, Arguss Services Corp., a Delaware corporation, Conceptronic and each current and future Subsidiary and the successors and assigns of each of them, in its capacity as guarantor of the payment of the Loans, and "Guarantors" means all of said Persons

         "Guaranty" means each guaranty of the Loans executed by a Guarantor, and "Guaranties" means all of said guaranties.

         "Hazardous Material" means (a) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances, or any other materials or pollutants which (i) pose a hazard to any property of the Borrower or any of its Subsidiaries or to Persons on or about such property or (ii) cause such property to be in violation of any Environmental Laws; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (c) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable law; and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority having jurisdiction over the Borrower or any of its Subsidiaries or any of their respective properties.

         "Indemnified Party" has the meaning set forth in Section 10.6 hereof.

         "Intellectual Property Assignment" means any security agreement between the Borrower or a Guarantor and the Agent, substantially in the form of EXHIBIT I hereto, as such agreement may be amended, supplemented or modified from time to time, and "Intellectual Property Assignments" means all of said agreements.

         "Interest Expense" means, for any period, the sum for the Borrower and its Consolidated Subsidiaries (in accordance with GAAP) of the following: (a) all interest in respect of Debt (including the interest component of any payments in respect of Capitalized Lease Obligations) accrued or capitalized during such period PLUS (b) the net amount payable (or minus the net amount receivable) under interest rate protection agreements during such period.

         "Interest Payment Date" means (a) as to any Base Rate Loan, the last day of each calendar quarter, and (b) as to any Eurodollar Loan, the last day of the applicable Interest Period for such Loan and, if such Interest Period is longer than three (3) months, each day prior to the last day of such Interest Period that occurs at intervals of three months duration after the first day of such Interest Period.

         "Interest Period" means, as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, the last day) in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; PROVIDED, HOWEVER, that no Interest Period shall end after the Revolving Commitment Termination Date, in the case of the Revolving Loans, or the Maturity Date, in the case of the Term Loan; PROVIDED, FURTHER, that whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, unless such extension would cause the last day of such Interest Period to occur in the next following calendar month, in which case the last day of such Interest Period shall occur on the next preceding Business Day.

         "Issuing Bank" means NationsBank, in its capacity as issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.11(n).


         "LC Fee Rate" means, for any day, the applicable rate per annum set forth below, based upon the Applicable Leverage Ratio of the Borrower and its Consolidated Subsidiaries:

              ----------------------------------- -------------------------

                                                  LC Fee
              Leverage Ratio                      (basis points
                                                  per annum)

              ----------------------------------- -------------------------

              Less than or                        125.0
              equal to 1.0:1.0

              ----------------------------------- -------------------------

              Greater than 1.0:1.0
              but less than or                    150.0
              equal to 1.5:1.0

              ----------------------------------- -------------------------

              Greater than 1.5:1.0 but less
              than or equal to 2.0:1.0            175.0

              ----------------------------------- -------------------------

              Greater than 2.0:1.0                225.0

              ----------------------------------- -------------------------

For purposes of the foregoing, the LC Fee Rate for any date shall be determined by reference to the Leverage Ratio as of the last day of the fiscal quarter of the Borrower most recently ended as of such determination date (such calculation of the Leverage Ratio to be for the four fiscal quarters ending on such date), and any change in the LC Fee Rate shall become effective upon the delivery to each Lender of the certificate with respect to the financial statements to be delivered pursuant to Section 6.1 for the fiscal quarter or fiscal year most recently ended, as the case may be, and shall apply to Letters of Credit outstanding on such delivery date or issued on and after such delivery date. Notwithstanding the foregoing, (i) until the Borrower has delivered to the Agent the Borrower's fiscal year 1998 financial information in form and content required by Section 6.1, the LC Fee Rate shall be deemed, solely for purposes of calculating the LC Fee Rate, to be the greater of (A) greater than 1.5:1.0 but less than or equal to 2.0:1.0, and (B) the LC Fee Rate which would be otherwise applicable; and (ii) at any other time during which the Borrower has failed to deliver to the Agent any financial statement required by Section 6.1 within the time provided therein, the Leverage Ratio shall be deemed, for the purposes of calculating the LC Fee Rate, to be greater than 2.0:1.0 until such time as the Borrower shall have delivered all financial statements required by Section 6.1 and such certificate to the Agent.

         "LC Subfacility" has the meaning set forth in Section 2.11(b).

         "Lender" and "Lenders" have the meanings set forth on the first page hereof, PROVIDED that any lender which becomes a party hereto pursuant to the provisions of Section 11.3(a) or Section 3.7 shall thereafter be included in the definition of "Lenders".

         "Lender Default" means (i) the failure (which has not been rectified) of a Lender to make available its portion of any borrowing or Letter of Credit participation or (ii) a Lender having notified the Agent and/or the Borrower that it does not intend to comply with its obligations hereunder as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

         "Letter  of  Credit"  means any  letter of credit  issued  pursuant  to
Section 2.11 of this Agreement.

         "Letter of Credit Fees" means the fees payable under Section 2.9(c).

         "Letter of Credit Participant" has the meaning set forth in Section 2.11(h).

         "Letter  of  Credit  Request"  has the  meaning  set  forth in  Section
2.11(c).

         "Leverage Ratio" means, at any time, the ratio of (a) Funded Debt of the Borrower and its Consolidated Subsidiaries, to (b) EBITDA of the Borrower and its Consolidated Subsidiaries.

         "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

         "Loan" means the Term Loan, a Revolving Loan, or a Swing Line Loan, as the case may be, and "Loans" means the Term Loan, all Revolving Loans and Swing Line Loans, collectively.

         "Loan Documents" means this Agreement, the Notes, the Collateral Documents, the Guaranties and any and all other documents, instruments, certificates and agreements executed and/or delivered by the Borrower, any of its Subsidiaries or any other Person in connection herewith or therewith or relating to the Loans, or any one, more or all of the foregoing, as the context shall require, as amended, modified, supplemented, renewed or extended from time to time and any replacement thereof or substitution therefor.

         "Loan Parties" means the Borrower and the Guarantors.


         "Long-Term Debt" means as of any date, that portion Funded Debt scheduled to mature more than one (1) year from such date and which is classified properly as long-term debt in accordance with GAAP.

         "Margin Stock" has the meaning assigned to such term in Regulation U.

         "Material Contract" means any contract to which the Borrower or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person of Two Million Dollars ($2,000,000) or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole; and "Material Contracts" means all of said contracts.

         "Materially Adverse Effect" means (a) a material adverse effect on the business, prospects, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries on a consolidated basis, (b) a material adverse effect on the ability of the Borrower or any other Person to perform or comply with any of the terms or conditions of any Loan Document to which it is a party,
(c) a material adverse effect on the Collateral, taken as a whole, or (d) a material adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of any Lender to enforce any rights or remedies under or in connection with any Loan Document.

         "Maturity Date" means the earlier to occur of (i) five (5) years from the Closing Date and (ii) the date the Term Loan is paid in full (whether by prepayment, accelerated payment, or otherwise).

         "Minimum Compliance Level" means Fifty Five Million Dollars ($55,000,000), adjusted upward, effective as of December 31, 1998, and as of the end of each fiscal quarter thereafter, by an amount equal to the sum of (i) seventy five percent (75%) of the consolidated Net Income of the Borrower and its Subsidiaries for such fiscal quarter, with each of the foregoing increases being fully cumulative, and with no reduction being made on account of any negative consolidated Net Income of the Borrower and its Subsidiaries for any fiscal quarter, PLUS (ii) one hundred percent (100%) of the aggregate amount of all cash and other consideration received by the Borrower or any Subsidiary in respect of any Equity Issuance during such fiscal quarter, and, FURTHER, PROVIDED, that from and after the Conceptronic Disposition, the Minimum Compliance Level shall, if the Conceptronic Disposition results in the recognition of a loss by the Borrower, be reduced by the amount of Net Worth allocated to Conceptronic as of such date, or, if the Conceptronic Disposition results in the recognition of a gain by the Borrower, increased by the amount of such gain.

         "NMS" has the meaning set forth on the first page hereof.

         "NationsBank" means NationsBank, N.A., a national banking association and its successors.

         "Net Income" means, for any Person for any period, the consolidated net income (or deficit) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation thereof any extraordinary, unusual or non-recurring gains or losses during such period in accordance with GAAP.

         "Net Worth" means, at any time, the excess of (a) Assets over (b) Debt.

         "No-Default Certificate" means a certificate of the Principal Financial Officer of the Borrower, certifying that (a) such individual has no knowledge that an Event of Default or a Default has occurred and is continuing and, if an Event of Default or a Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto, (b) setting forth reasonably detailed calculations demonstrating compliance with Section 6.10, and (c) stating whether any change in GAAP or in the application thereof has occurred since the date of the latest audited financial statements referred to in Section 4.7 or Section 6.1, as the case may be, and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

         "Non-Defaulting  Lender"  means each  Lender  other  than a  Defaulting
Lender.

         "Non-Excluded Taxes" has the meaning set forth in Section 3.6(a).

         "Note" and "Notes" means one or more of the Revolving Credit Notes, Term Notes or Swing Line Note described in Section 2.6 and any other promissory notes issued pursuant to this Agreement, and any extensions, renewals or amendments to, and any replacements of or substitutions for any of the foregoing.

         "Notice of Borrowing" means the notice provided for in Section 2.2(a) in the form of EXHIBIT B.

         "Notice of  Continuation/Conversion"  means the notice  provided for in
Section 2.4 in the form of EXHIBIT C.

         "Notice of Non-Extension" means the notice provided for in Section 2.13 hereof.

         "Other Taxes" has the meaning set forth in Section 3.6(b).

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Acquisitions" has the meaning set forth in Section 2.5.

         "Permitted Acquisition Price" means the purchase price of any Permitted Acquisition, including without limitation, the value of any cash consideration, notes, assumed Debt (less cash acquired), amounts allocated to non-compete agreements and the cash portion of the amounts reasonably expected to be paid out under any Earn Out Provisions.

         "Person" means an individual, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization or joint venture, or a court or government or any agency or political subdivision thereof.

         "Pledge Agreement" means any pledge agreement executed and delivered by the Borrower or a Guarantor in accordance with the requirements of Section 2.5(b)(ix) and substantially in the form of EXHIBIT J hereto, as such agreement may be amended, modified or supplemented from time to time, and "Pledge Agreements" means all of said documents.

         "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

         "Principal Financial Officer" means Arthur F. Trudel or any other officer of the Borrower designated in writing to the Lenders as such by the Board of Directors of the Borrower and reasonably acceptable to the Agent.

         "Principal Office" means the principal office of NationsBank, presently located at 6610 Rockledge Drive, Bethesda, Maryland 20817.

         "Pro Forma Financials" means, with respect to any Acquisition, consolidated and consolidating balance sheets and income statements of the Acquisition Company and Target, as of the closing of the applicable Acquisition, setting forth projections for the three-year period following the Acquisition after giving effect to the closing of the related Acquisition Agreement, and setting forth in reasonable detail the assumptions underlying such projections, which assumptions are acceptable to the Agent in its sole discretion.

         "Prohibited Transaction" means any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         "Remaining Lender" has the meaning set forth in Section 2.13.

         "Register" has the meaning set forth in Section 11.3 (c).

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as it may be amended from time to time.

         "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System, as it may be amended from time to time.

         "Reportable Event" has the meaning specified therefor in Title IV of ERISA.

         "Request  for  Extension"  has the  meaning  set forth in Section  2.13 hereof.

         "Required Lenders" means (a) with respect to (i) the granting of any increase in any Lender's Commitment, (ii) the granting of any reduction in the amount, or change in the calculation which would result in a reduction in the amount, of principal, interest, or fees on any Loan, (iii) the granting of extensions of time for any scheduled payment of principal, interest or fees, the Maturity Date, or the Revolving Commitment Termination Date, (iv) the granting of any material release of Collateral subject to any of the Collateral

Documents, (v) the granting of any release of all or substantially all of the Guarantors, or (vi) changing the definition of Required Lenders, Non-Defaulting Lenders having one hundred percent (100%) of the aggregate Commitments of the Non-Defaulting Lenders; and (b) with respect to all other matters, Non-Defaulting Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the then aggregate Commitments and unpaid principal amount of the Loans made by the Non-Defaulting Lenders.

         "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         "Restricted Margin Stock" means Margin Stock owned by the Borrower or any Subsidiary which represents not more than 33-1/3% of the aggregate value (determined in accordance with Regulation U), on a consolidated basis, of the property and assets of the Borrower and its Subsidiaries (other than any Margin Stock) that is subject to the provisions of Article 7 (including Sections 7.2 and 7.3).

         "Revolving Commitment" means each Lender's commitment to make Revolving Loans as such commitment may be reduced from time to time in accordance with this Agreement.

         "Revolving  Commitment   Percentage"  means  the  percentage  that  the
Revolving Commitment of each Lender bears to the Aggregate Revolving Commitments, which percentage is shown on the signature pages opposite the name of such Lender, as such percentage may be adjusted from time to time as provided in Sections 2.13 and 11.3(a).

         "Revolving Commitment Termination Date" means (i) three (3) years from the Closing Date; or (ii) such later date as may be agreed to by the Loan Parties, the Lenders and the Agent pursuant to Section 2.13.

         "Revolving Loans" means Loans made pursuant to Section 2.1(a).

         "Security Agreement" means any security agreement between the Borrower or a Guarantor and the Agent, substantially in the form of EXHIBIT K hereto, as such Agreement may be amended, supplemented or modified from time to time, and "Security Agreements" means all of said agreements.

         "Stated Amount" means the face amount of each Letter of Credit issued under this Agreement.

         "Subsidiary" means any corporation of which more than fifty percent (50%) (by number of votes) of the Voting Stock is owned and controlled by the Borrower or by the Borrower and one or more Subsidiaries or by one or more Subsidiaries.

         "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where the transaction is considered Debt for borrowed money for federal income tax purposes but is classified as an operating lease in accordance with GAAP for financial reporting purposes.

         "Swing Line Loans" means Loans made pursuant to Section 2.3.

         "Target" means any Person, a majority of the stock (or comparable ownership interests) of which (directly or indirectly), a division or similar business unit of which, or all or substantially all of the assets and business of any of the foregoing of which, are to be Acquired by an Acquisition Company, pursuant to the terms of an Acquisition Agreement.

         "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on the Borrower or any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

         "TCI" means TCI Central, Inc. and its successors and assigns.

         "TCI Liens" means those now or hereafter existing Liens on certain Equipment and Inventory of Arguss Communications Group, Inc. in favor of TCI.

         "Term  Commitments"  means each  Lender's  commitment  to make the Term
Loan.

         "Term Commitment Percentage" means the percentage that the Term Commitment of each Lender bears to the Aggregate Term Commitments, which percentage is shown on the signature pages opposite the name of such Lender, as such percentage may be adjusted from time to time as provided in Section 11.3(a).


         "Term Loan" means the Loan made pursuant to Section 2.1(b).

         "Type" shall mean either type of Revolving Loan (i.e., a Base Rate Loan or Eurodollar Loan).

         "Unpaid Drawing" has the meaning set forth in Section 2.11(f).

         "Uniform Customs" has the meaning set forth in Section 2.11 (l).

         "Unrestricted Margin Stock" means any Margin Stock owned by the Borrower or any Subsidiary which is not Restricted Margin Stock.

         "Withdrawing Lender" has the meaning set forth in Section 2.13.

         "Voting Stock" means securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "Year 2000 Compliant" means the ability of a Person's computer applications to perform properly date-sensitive functions for all dates before and after January 1, 2000.

         Section 1.2 ACCOUNTING AND OTHER TERMS. Each definition of a document in Section 1.1 shall include such document as modified, amended or supplemented from time to time, and, except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where restricted, reference to a party to a document includes that party and its successors and assigns. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders.

                                    ARTICLE 2
                                    THE LOANS
                                    ---------

         Section 2.1  COMMITMENT TO MAKE THE LOANS.

                  (a) REVOLVING LOANS. Upon the terms and subject to the conditions hereof, and in reliance upon the representations and warranties herein set forth, each Lender severally and not jointly agrees to make Revolving Loans to the Borrower, at any time and from time to time on or after the Closing Date and prior to the Revolving Commitment Termination Date in a principal amount which is equal to its Revolving Commitment Percentage of the amount by which the Aggregate Revolving Commitments exceed the sum of (a) the aggregate principal amount of the outstanding Revolving Loans and Swing Line Loans, (b) the undrawn portion of the Stated Amount of all outstanding Letters of Credit and (c) to the extent not included in clauses (a) or (b), all Unpaid Drawings under all Letters of Credit. Within such limits, the Borrower may borrow, repay and reborrow under the Revolving Commitment on or after the date hereof and prior to the Revolving Commitment Termination Date, subject to the terms, provisions and limitations set forth herein. Revolving Loans shall be made ratably by the Lenders in accordance with their respective Revolving Commitment Percentages; PROVIDED, HOWEVER, that the failure of any Lender to make any Revolving Loan shall not in itself relieve any other Lender of its obligation to lend hereunder. Each Revolving Loan shall bear interest either at a rate based on the Eurodollar Rate or the Base Rate, as the Borrower may request, subject to and in accordance with the provisions of Section 2.2. Each Type of Revolving Loan shall be made and maintained at such Lender's Applicable Lending Office for such Type of Loan. Revolving Loans of more than one Type may be outstanding at the same time, PROVIDED that at no time may the number of outstanding Eurodollar Loans of each Lender exceed five (5), it being understood that each Eurodollar Loan with a different Interest Period shall be counted separately.

                  (b)  TERM LOAN.

                           (i) Upon the  terms  and  subject  to the  conditions
hereof, and in reliance upon the representations and warranties herein set forth, each Lender severally and not jointly agrees to make a Loan to the Borrower, on the Closing Date, in a principal amount which is equal to its Term Commitment Percentage of the Aggregate Term Commitments. The Term Loan shall bear interest either at a rate based on the Eurodollar Rate or the Base Rate, as the Borrower may request, initially within two (2) Business Days prior to the Closing Date or, if no such election is so made, at the Base Rate. The Term Loan shall be made and maintained at such Lender's Applicable Lending Office for such Loan.

                           (ii) The  outstanding  balance of the Term Loan shall
be repaid over a period of five (5) years in consecutive quarterly installments of principal in the principal amounts set forth below on the first day of each March, June, September, and December hereafter, plus accrued interest thereon on each Interest Payment Date:

                       Quarterly                   Principal
                    Payment Number               Payment Amount
                    --------------               --------------

                        1 - 12                   $1,750,000;
                        13 - 16                  $1,500,000; and
                        17 - 20                  $750,000

         Unless sooner paid, the unpaid principal balance of the Term Loan, together with all interest accrued therein, shall be due and payable in full on the Maturity Date.

         Section 2.2  NOTICE AND MANNER OF BORROWING OF REVOLVING LOANS.

                  (a) Any Revolving Loan shall, at the option of the Borrower as provided in this Section (and, in the case of Eurodollar Loans, subject to the provisions of Sections 3.2 and 3.3) be made either as a Base Rate Loan or a Eurodollar Loan. The Borrower shall give the Agent at least three (3) Business Days' prior notice of each Eurodollar Loan (which notice may be in writing or by telecopy, telex or telegraph, or by telephone, if immediately confirmed in writing, substantially in the form attached hereto as EXHIBIT B) (a "Notice of Borrowing") prior to the proposed borrowing date. Each Notice of Borrowing for a Eurodollar Loan shall be given to the Agent prior to 11:00 a.m., Eastern Time, and for purposes of this Section 2.2, any notice given after such time on any day shall be deemed to have been given on the following Business Day. The Borrower shall give the Agent notice of each Base Rate Loan as early as reasonably possible and in any event prior to 12:00 noon, Eastern Time, on the borrowing date. For each borrowing of Revolving Loans, such Notice of Borrowing shall specify the Type of Revolving Loan, the requested borrowing date, which shall be a Business Day, the aggregate amount of the proposed Revolving Loan and, if any portion of such borrowing shall consist of different Types of Revolving Loans, or portions of a Revolving Loan with different Interest Periods, the aggregate amount of such portion, each Type of Revolving Loan to be borrowed, the Interest Periods selected by the Borrower and the manner of disbursement. Each Base Rate Loan shall be in an aggregate principal amount of One Million Dollars ($1,000,000) or an integral multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof, except a Base Rate Loan may be in an amount equal to the unused amount of the Aggregate Revolving Commitments, as determined in accordance with the first sentence of Section 2.1(a). Each
Eurodollar Loan shall be in an aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) or an integral multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof. Notice of any Eurodollar Loan, once given, shall be irrevocable. Notice of any Base Rate Loan may be revoked by the Borrower upon delivery to the Agent, prior to the proposed borrowing date, of notice of such revocation.

                  (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Lender by telephone, telex, or telecopy of the contents thereof, the amount of such Lender's portion of such Revolving Loan and the applicable interest rate. In the case of a Notice of Borrowing for a Base Rate Loan which is received by the Agent prior to 10:00 a.m., Eastern Time, the Agent shall provide such notice to each Lender not later than 12:00 (noon), Eastern Time on the day on which such notice is received. In the case of any other Notice of Borrowing which is received by the Agent prior to 11:00 a.m., Eastern Time, the Agent shall provide such notice not later than 2:00 p.m., Eastern

Time, on the day on which such notice is received. Subject to the satisfaction of all conditions precedent thereto as set forth herein, each Lender shall, not later than 2:00 p.m., Eastern Time, on the date specified in the Notice of Borrowing, deposit to the Agent's Account, in federal or other immediately available funds, such Lender's Revolving Commitment Percentage of such Revolving Loan. Unless the Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be promptly confirmed by telex, telecopy or other writing) that such Lender will not make available such Lender's Revolving Commitment Percentage of such Revolving Loan, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Revolving Loan in accordance with this Section 2.2(b), and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand (but without duplication) such amount together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent (i) with respect to the Borrower, at the interest rate applicable at the time the Type of Revolving Loan is chosen, or (ii) with respect to the Lender, at the Federal Funds Rate. Such payment by the Borrower, however, shall be without prejudice to its rights against such Lender. If such Lender shall repay to the Agent such amount together with interest, such amount so repaid shall constitute such Lender's Revolving Loan for purposes of this Agreement, which Revolving Loan shall be deemed to have been made by such Lender on the borrowing date applicable thereto, but without prejudice to the Borrower's rights against such Lender.

         Section 2.3  SWING LINE LOANS.

                  (a) Upon the terms and subject to the conditions  hereof,  and in reliance upon the representations and warranties herein set forth, NationsBank agrees to make a loan or loans to the Borrower (each a "Swing Line Loan" and collectively, the "Swing Line Loans"), which Swing Line Loans (i) shall be made as Base Rate Loans; (ii) may be repaid and reborrowed in accordance with the provisions hereof; (iii) shall not exceed in aggregate principal amount at any time outstanding the amount of the Aggregate Revolving Commitments minus the aggregate principal amount of all Revolving Loans then outstanding, the Stated Amount of all Letters of Credit, and, to the extent not included in the amount of such Revolving Loans or Letters of Credit, the amount of all Unpaid Drawings; (iv) shall not exceed Five Million Dollars ($5,000,000.00) in aggregate principal amount at any time outstanding; (v) shall be made in accordance with any autoborrow service agreement between the Borrower and NationsBank; and (vi) shall not be made after NationsBank has received written notice from the Required Lenders that a Default or Event of Default has occurred and is continuing.


                  (b) On any Business Day, NationsBank may, in its sole discretion, give notice to the Agent and the Lenders (other than NationsBank) that its outstanding Swing Line Loans shall be funded with a borrowing of Revolving Loans (PROVIDED that each such notice shall be deemed to have been automatically given upon the occurrence of an Event of Default), in which case a borrowing of Revolving Credit Loans constituting Base Rate Loans shall be made on the immediately succeeding Business Day by all of the Lenders ratably based upon each Lender's Revolving Commitment Percentage, and the proceeds thereof shall be applied directly to repay NationsBank for such outstanding Swing Line Loans. Each Lender hereby irrevocably agrees to make Base Rate Loans upon one
(1) Business Day's notice in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Agent notwithstanding (i) that the amount of such borrowing may not comply with the minimum borrowing amounts otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or Event of Default has occurred and is continuing, and (iv) any reduction in the Aggregate Revolving Commitments after any such Swing Line Loans were made. In the event that any borrowing pursuant to this Section 2.3 cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Lender (other than NationsBank) hereby agrees that it shall forthwith purchase from NationsBank (without recourse or warranty) such assignment of the outstanding Swing Line Loans as shall be necessary to cause the Lenders to share in such Swing Line Loans ratably based upon their respective Revolving Commitment Percentages, PROVIDED that all interest payable on the Swing Line Loans shall be for the account of NationsBank until the date the respective Revolving Loan is purchased and, to the extent attributable to the purchased Revolving Loan, shall be payable to the Lender purchasing such Revolving Loan from and after such date of purchase.

                  (c) Whenever the Borrower desires to borrow a Swing Line Loan hereunder, it shall deliver to NationsBank irrevocable notice thereof (which notice may be in writing or by telecopy, telex or telegraph, or by telephone, if immediately confirmed in writing, substantially in the form of a Notice of Borrowing) not later than 1:00 p.m., Eastern Time, on the proposed borrowing date. Such notice shall specify (i) the date of such borrowing and (ii) the amount of the Swing Line Loan.

         Section 2.4  CONTINUATION AND CONVERSIONS.

                  (a) Subject to Sections 3.2 and 3.3 hereof, the Borrower shall have the option, from time to time, to elect to convert or continue the Type of Loan as follows:

                           (i) if such Loan is a Base Rate  Loan,  the  Borrower
may elect, as of any Business Day, to convert such Loan or a portion thereof in the amount of One Million Dollars ($1,000,000) or an integral multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof to a Eurodollar Loan; and


                           (ii) if such Loan is a Eurodollar  Loan, the Borrower
may elect to convert such Loan or a portion thereof to a Base Rate Loan, or may elect to continue such Loan or a portion thereof as a Eurodollar Loan for an additional Interest Period, in each case beginning on the last day of the then current Interest Period applicable to such Loan; PROVIDED that (A) no election of a Eurodollar Loan may be made if a Default or Event of Default shall have occurred and be continuing, (B) unless the outstanding principal amount outstanding is less than One Million Dollars ($1,000,000), no conversion shall reduce the outstanding principal amount of a Eurodollar Loan to an amount which is not One Million Dollars ($1,000,000) or an integral multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof, and (C) the amount of such Loan, when aggregated with all other Loans outstanding hereunder, the Stated Amount of all Letters of Credit issued hereunder, and, to the extent not included in the amount of such Loans or Letters of Credit, the amount of all Unpaid Drawings, would not exceed the Aggregate Commitments.

                  (b) Each Continuation or Conversion shall be effected by the Borrower's delivering to the Agent notice thereof (which notice may be in writing or by telecopy, telex or telegraph, or by telephone, if immediately confirmed in writing, substantially in the form attached hereto as EXHIBIT C) (a "Notice of Continuation/Conversion") at least (i) one (1) Business Day prior to a Conversion by the Borrower of a Eurodollar Loan to a Base Rate Loan and (ii) in all other cases, three (3) Business Days prior to the date of the proposed Continuation or Conversion, each such notice to be given prior to 11:00 a.m., Eastern Time, on the date specified. Each Notice of Continuation/Conversion shall be irrevocable and shall specify the Type of Loan to be Continued or Converted, the aggregate principal amount thereof and the Interest Period to be applicable thereto. In the event no Notice of Continuation/Conversion is delivered by the Borrower with respect to any Eurodollar Loan in conformity with this Section 2.4 (b), then such Loan shall be Continued as a Base Rate Loan. Notwithstanding the foregoing or the provisions of Section 2.5 hereof, if a Default or Event of Default shall have occurred and be continuing or would result from any proposed Continuation of a Eurodollar Loan, such Loan may not be Continued as a Eurodollar Loan but instead shall be automatically Converted on the last day of such Interest Period into a Base Rate Loan

         Section 2.5  PERMITTED ACQUISITIONS.

                  (a) The Revolving Loans may be used by the Borrower to finance Acquisitions by any Acquisition Company which comply with the terms and conditions set forth in this Section 2.5, as well as the other terms and conditions set forth in this Agreement for such Acquisitions ("Permitted Acquisitions"). Each Permitted Acquisition must comply with all of the following conditions on or before the date of such Permitted Acquisition (unless otherwise specifically provided below):

                           (i) An executed letter of intent with respect to such
Acquisition, a PRO FORMA No-Default Certificate and supporting Pro-Forma Financials, and an Acquisition Analysis shall be delivered to the Agent at least ten (10) Business Days before the closing of the Acquisition. Said documentation shall reflect that, after giving effect to such Acquisition, the Borrower and its Subsidiaries will be in compliance with all of the financial covenants set forth in Section 6.10 of this Agreement. True and substantially complete copies of the applicable Acquisition Agreement shall be delivered to the Agent not more than five (5) days after the closing of the Acquisition.

                           (ii) The Target shall be in substantially the same or
a related line of business as the Borrower or any of its Subsidiaries, excluding Conceptronic.

                           (iii) The  Target  must be  incorporated  within  the
United States of America.

                           (iv) If the Permitted Acquisition is a stock purchase
transaction, a majority (in number of votes) of the Voting Stock of the Target shall, as a result of said Acquisition, be directly or indirectly owned by the Acquisition Company. In the case of a merger, the Acquisition Company must be the surviving entity.

                           (v) No Default  shall have occurred and be continuing
or result from the Acquisition.

                           (vi) The  Permitted  Acquisition  Price shall not (A)
exceed twenty five percent (25%) of the Borrower's Consolidated Net Worth as shown on the most recent Financial Statements required to be delivered to the Lenders pursuant to Sections 6.1(a) and (b), or (B) cause the aggregate Permitted Acquisition Price for all such Acquisitions to exceed the lesser of
(aa) Thirty Million Dollars ($30,000,000) in any twelve (12) month period (excluding the Permitted Acquisition Price of any such Acquisitions which are expressly approved by the Required Lenders during such period), or (bb) fifty percent (50%) of the Borrower's Consolidated Net Worth in any fiscal year as shown on the most recent Financial Statements required to be delivered to the Lenders pursuant to Sections 6.1(a) and (b).

                  (b) Each Subsidiary that is in existence on, or formed or Acquired on or after, the Closing Date, shall become a Guarantor, and the Borrower shall cause each such Subsidiary to satisfy each of the following conditions forthwith upon such Subsidiary's formation or Acquisition, except as otherwise set forth below:

                           (i) Such Subsidiary  shall execute and deliver to the
Agent a Guaranty, and, within thirty (30) days after the Acquisition or formation, a Security Agreement, and if such Subsidiary has intellectual property, an Intellectual Property Assignment.

                           (ii) All legal matters incident to such  Subsidiary's
becoming a Guarantor shall be reasonably satisfactory to counsel for the Agent, and the Subsidiary shall execute and deliver to the Agent, within thirty (30) days after the Acquisition or formation, such additional documents and certificates relating to the Loans as the Agent reasonably may request.

                           (iii) The Agent shall have  received,  within  thirty
(30) days after the Acquisition or formation, an opinion of counsel to such Subsidiary, addressed to the Agent, covering such matters as the Agent may reasonably request, in form and substance reasonably satisfactory to the Agent.

                           (iv)  Financing  statements  in  form  and  substance
reasonably satisfactory to the Agent shall have been properly filed in each office where necessary to perfect the security interest of the Agent in the Collateral of such Subsidiary, and, within thirty (30) days after the

Acquisition or formation, (A) termination statements shall have been filed with respect to any other financing statements covering all or any portion of such Collateral (except with respect to Liens permitted by this Agreement), (B) all Taxes and fees with respect to such recording and filing shall have been paid by such Subsidiary or the Borrower and (C) the Agent shall have received such Lien searches or reports as it shall reasonably require confirming that the foregoing filings and recordings have been completed.

                           (v)  Such   Subsidiary   shall  have   delivered  the
following documents to the Agent, each of which shall be certified as of the date on which such Subsidiary is to become a Guarantor, by its secretary or representative performing similar functions: (1) copies of evidence of all actions taken by such Subsidiary to authorize the execution and delivery of the applicable Loan Documents; (2) copies of the articles or certificate of incorporation and bylaws (or the organizational documents for a Guarantor that is not a corporation) of such Subsidiary; and (3) a certificate as to the incumbency and signatures of the officers of such Subsidiary executing the Loan Documents.

                           (vi)  The   Agent   shall   have   received   current
certificates of good standing and qualification issued by the appropriate state official of the state of formation of such Subsidiary and in each jurisdiction in which it is qualified to do business.

                           (vii) The Agent shall have  received,  within  thirty
(30) days after the Acquisition or formation, such information and documents the Agent may reasonably request with respect to the Collateral of such Subsidiary.

                           (viii) If required by the Agent, the Agent shall have
received, within thirty (30) days after the Acquisition or formation, a satisfactory field examination of the Collateral and internal control systems of such Subsidiary performed by a consultant selected by the Agent, and the Borrower shall have reimbursed the Agent for the cost of such consultant.

                           (ix) All securities of each Domestic Subsidiary,  and
sixty five percent (65%) of the securities of each Foreign Subsidiary, owned by the Acquisition Company after the Acquisition or formation shall be subject to the Lien of the Acquisition Company's Pledge Agreement, and the original certificates representing such securities shall be delivered to the Agent within thirty (30) days after such Acquisition or formation, together with the appropriate stock powers or other instruments of assignment, and such additional documents as may be required to perfect the Agent's security interest under applicable law.

                           (x)  If  reasonably   required  by  the  Agent,  such
Subsidiary shall have used reasonable efforts to obtain a landlord waiver from each landlord of such Subsidiary, which shall be in form and substance reasonably acceptable to the Agent.

                           (xi) If  required  by the Agent,  within  thirty (30)
days after the Acquisition or formation, all intellectual property of such Subsidiary that is subject to United States copyright, patent or trademark protection shall have been duly registered with the Register of Copyrights or the United States Patent and Trademark Office, as applicable, an Intellectual

Property Assignment shall have been recorded in such office, and the Agent shall have received evidence that it has a first priority perfected Lien with respect thereto.

                  (c) The Borrower shall provide Agent with the foregoing information not less than ten (10) Business Days prior to each Acquisition and the Agent will request the consent of the Required Lenders within five (5)
Business Days after the receipt thereof. The Agent may after notice to the Borrower, reset the Applicable Margin and Commitment Fee on Unused Portion of Loan Rate on the basis of the Pro Forma Financials received in connection with any Acquisition.

         Section 2.6 THE NOTES. (a) The Revolving Loans from each Lender to the Borrower shall be evidenced by a single note of the Borrower dated the Closing Date payable to the order of such Lender in the form of EXHIBIT A-1 (the "Revolving Credit Notes").

                  (b) The Term Loan from each Lender to the Borrower shall be evidenced by a single note of the Borrower dated the Closing Date payable to the order of such Lender in the form of EXHIBIT A-2 (the "Term Notes").

                  (c) The Swing Line Loans to the Borrower shall be evidenced by a single note of the Borrower dated the Closing Date payable to the order of NationsBank in the form of EXHIBIT A-3 (the "Swing Line Note").

                  Each Lender is hereby authorized to record on a Note or on its internal records the amount and date of each Loan, and the date and amount of each repayment of a Loan; PROVIDED that the failure to make any such notation or any error therein shall not affect the Borrower's obligation with respect to such Loan.

         Section 2.7 TERMINATION AND OPTIONAL REDUCTION OF REVOLVING LOAN COMMITMENTS.

                  (a) The Revolving Commitment of each Lender shall terminate on the Revolving Commitment Termination Date and the aggregate unpaid principal amount of all Revolving Loans and Swing Line Loans, together with all accrued and unpaid interest thereon, and all amounts payable under this Agreement and any other Loan Document in respect of such Loans shall be paid by the Borrower to the Agent for the ratable account of the Lenders on such date.

                  (b) The Borrower may at any time upon at least three (3) Business Days' prior notice to the Agent terminate, or and from time to time ratably reduce the respective Revolving Commitments of the Lenders to an amount not less than the sum of (x) the aggregate principal amount of the Revolving Loans then outstanding (after giving effect to any contemporaneous prepayment thereof), (y) the Stated Amount of Letters of Credit then outstanding, and (z) to the extent not included in clauses (x) or (y), the amount of all Unpaid Drawings, or terminate the respective Revolving Commitments of the Lenders, without penalty or premium, provided that the aggregate amount of any such reduction shall be in the amount of One Million Dollars ($1,000,000) or an integral multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof.

Such notice of reduction may be in writing or by telecopy, telex or telegraph, or by telephone, if promptly confirmed in writing. From the effective date of any such reduction or termination, the obligations of the Borrower to pay a Commitment Fee on the Unused Portion of the Loan under Section 2.9(a) shall thereupon correspondingly be reduced.

         Section 2.8  INTEREST.

                  (a) The Borrower shall pay interest on the unpaid principal amount of each Base Rate Loan at a rate per annum equal to the Base Rate, plus the Applicable Margin. Such rate will be adjusted as of the date of each change in the Base Rate or in the Applicable Margin. Interest on each Base Rate Loan shall be computed on the basis of the actual number of days elapsed over a year of 360 days, and shall be due and payable in arrears on the applicable Interest Payment Date.

                  (b) The Borrower shall pay interest on the unpaid principal amount of each Eurodollar Loan at a rate per annum equal to the Adjusted Eurodollar Rates, plus the Applicable Margin. The Agent, whose determination shall be conclusive (absent manifest error), shall determine the Adjusted Eurodollar Rate on the second Business Day prior to the first day of the applicable Interest Period and shall notify the Borrower and each Lender of such rate. Interest on each Eurodollar Loan shall be computed on the basis of the actual number of days elapsed over a year of 360 days and shall be due and payable in arrears on the applicable Interest Payment Date. Any principal amount which is not paid when due and, to the extent permitted by applicable law, any installment of interest which is not paid when due shall bear interest at a rate two percent (2.0%) per annum above the otherwise applicable rate.

         Section 2.9  FEES.

                  (a) The Borrower agrees to pay the Agent for the ratable account of the Lenders quarterly in arrears on each March 31, June 30, September 30 and December 31, to and including the Revolving Commitment Termination Date, a fee (the "Commitment Fee on Unused Portion of the Loan Rate") at the rate per annum equal to the Commitment Fee on the Unused Portion of the Loan Rate on the aggregate amount of the unused portion of the Revolving Commitments, plus the aggregate outstanding balance of Swingline Loans, during the period from the Closing Date to the Revolving Commitment Termination Date.

                  (b) The Borrower will pay the Agent for its services as agent for the Lenders hereunder a fee (the "Agent's Fee") as provided in the letter dated December 15, 1998 from the Agent and NMS to the Borrower.

                  (c) The Borrower shall pay the following fees (the "Letter of Credit Fees") in U.S. Dollars:

                           (i)  Quarterly  in arrears on each March 31, June 30,
September 30 and December 31, to and including the Revolving Commitment Termination Date, a fee to the Issuing Bank in an amount equal to the product of
(i) one-eighth of one percent  (.125%) per annum,  (ii) the amount drawn on each



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

Letter of Credit issued hereunder and (iii) the period (expressed as a fraction of a year) during which such Letter of Credit was outstanding.

                           (ii) In  arrears  on March 31,  1999,  and  quarterly
thereafter on each March 31, June 30, September 30 and December 31, to and including the Revolving Commitment Termination Date, a fee to the Agent for the account of each Lender in an amount equal to the product of (i) the LC Fee Rate,
(ii) the Stated Amount of such Letter of Credit issued hereunder and (iii) the period (expressed as a fraction of a year) during which such Letter of Credit was outstanding.

                  (d) All computations of fees hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed.

         Section 2.10 PREPAYMENTS. The Borrower shall have the right without premium or penalty to prepay the Term Loans in whole or to make partial prepayments in an aggregate amount of One Million Dollars ($1,000,000) or an integral multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof in the case of Base Rate Loans, and Two Million Five Hundred Thousand Dollars ($2,500,000) or an integral multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof in the case of Eurodollar Loans, at any time and from time to time upon same Business Day notice to the Agent in the case of Base Rate Loans or not less than three (3) Business Days' notice to the Agent in the case of Eurodollar Loans, PROVIDED that no Term Loan may be prepaid unless a pro rata payment, based upon the respective amounts loaned by each Lender, is made on all Term Loans on the same date, and PROVIDED FURTHER that any prepayment of any Eurodollar Loan shall be subject to Section 3.5. Such notice of prepayment may be in writing or by telecopy, telex or telegraph, or by telephone, if promptly confirmed in writing. After giving effect to any partial prepayment of any Eurodollar Loan, the aggregate outstanding principal amount thereof shall be Two Million Five Hundred Thousand Dollars ($2,500,000) or an integral multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof. Any prepayment of principal shall not affect the obligation of the Borrower to make subsequent scheduled principal payments at the times and in the amounts required until the Notes are paid in full.

         Section 2.11  LETTERS OF CREDIT.

                  (a) Upon the terms and subject to the conditions set forth herein, the Borrower may request the issuance of one or more Letters of Credit for the account of the Borrower or its Subsidiaries in a form reasonably acceptable to the Agent and the Issuing Bank, at any time and from time to time on or after the Closing Date and prior to the Revolving Commitment Termination Date and, upon the terms and subject to the conditions of, and in reliance upon the representations and warranties herein set forth, the Issuing Bank agrees to issue from time to time, Letters of Credit in such form as may be approved by the Issuing Bank.

                  (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Stated Amount of outstanding Letters of Credit (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, either (A) would exceed Ten Million Dollars ($10,000,000.00) (the "LC Subfacility") or (B) when added to the aggregate principal amount of all Revolving Loans and the Stated Amount of all Letters of Credit outstanding hereunder, other than any to be replaced thereby, and the amount of all Unpaid Drawings not included in the amount of such Revolving Loans or such Letters of Credit, would exceed the Aggregate Revolving Commitments, (ii) no Letter of Credit shall be issued if any Default or Event of Default shall have occurred and be continuing, and (iii) no Letter of Credit shall have an expiry date occurring later than the Business Day next preceding the then applicable Revolving Commitment Termination Date.

                  (c) Whenever it desires that a Letter of Credit be issued, amended, renewed or extended, the Borrower shall give the Agent and the Issuing Bank written notice thereof (each a "Letter of Credit Request") prior to 12:00
(noon), Eastern Time, at least three (3) Business Days prior to the proposed date of issuance, amendment, renewal or extension (which shall be a Business
Day) which Letter of Credit Request shall include the Issuing Bank's customary application for a letter of credit containing information necessary to issue the Letter of Credit and any other documents that the Issuing Bank customarily requires in connection therewith. The Agent shall promptly notify each Lender of each Letter of Credit Request. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower or entered into by the Borrower with the Issuing Bank with respect to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (d)  The  aggregate   principal  amount  available  under  the
Revolving Loans and the LC Subfacility shall be reduced by the Dollar amount of each Letter of Credit issued hereunder.

                  (e) The submission of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.11(b). Unless the Issuing Bank has received written notice from the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 5.2 were not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.11(b), the Issuing Bank may issue the requested Letter of Credit for the account of the Borrower in accordance with its usual and customary practices. The Issuing Bank shall, promptly following the issuance of a Letter of Credit by it, give the Agent, each Lender and the Borrower written notice of the issuance of such Letter of Credit.

                  (f) The Borrower hereby agrees to reimburse the Issuing Bank, by making payment to the Issuing Bank in immediately available funds, for any payment or disbursement made by the Issuing Bank under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") no later than one (1) Business Day following the date of such payment or disbursement, with interest on the amount so paid or disbursed by the Issuing Bank, to the extent not reimbursed prior to 1:00 p.m., Eastern Time, on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date the Issuing Bank is reimbursed therefor at a rate per annum equal to the Base Rate (plus an additional two percent (2%) per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), such interest also to be payable on demand. The Issuing Bank shall provide the Borrower prompt notice of any drawing made under any Letter of Credit prior to any payment or disbursement made by it on account of such drawing, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the Borrower under this Section 2.11(f) or under any other Section of this Agreement.

                  (g) The Borrower's obligation to reimburse as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

                           (i) any lack of  validity  or  enforceability  of any
Letter of Credit or this Agreement, or any term or provision therein;

                           (ii) any  amendment  or waiver of or any  consent  to
departure from all or any of the provisions of any Letter of Credit or this Agreement;

                           (iii) the existence of any claim, setoff,  defense or
other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

                           (iv) any draft or other  document  presented  under a
Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                           (v)  payment  by the  Issuing  Bank under a Letter of
Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                           (vi) any other act or omission to act or delay of any
kind of the Issuing Bank, any Lender, the Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Neither the Agent, any Lender, nor the Issuing Bank shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, including any of the circumstances specified in clauses (i) through (vi) above, as well as any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; PROVIDED that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that the Issuing Bank shall have exercised the agreed standard of care in the absence of gross negligence or willful misconduct on the part of the Issuing Bank, except to the extent that applicable law requires a different standard of care. Without limiting the generality of the foregoing, it is understood that the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; PROVIDED that the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (h) Immediately upon the issuance by the Issuing Bank of any Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each other Lender, and each such Lender (each a "Letter of Credit Participant") shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Revolving Commitment Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments or Revolving Commitment Percentages of the Lenders pursuant to Section 11.3, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.11(h) to reflect the new Revolving Commitment Percentages of the assigning and assignee Lender or of all Lenders, as the case may be.

                  (i) In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation to the Letter of Credit Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank or the Agent any resulting liability to any Letter of Credit Participant.

                  (j) In the event that the Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount in full to the Issuing Bank pursuant to Section 2.11(f), the Issuing Bank shall promptly notify the Agent, and the Agent shall notify each Letter of Credit Participant of such failure, and each Letter of Credit Participant shall promptly and unconditionally pay to the Agent for the account of the Issuing Bank the amount of such Letter of Credit Participant's Revolving Commitment Percentage of such unpaid amount in same day funds. If the Agent so notifies any Letter of Credit Participant required to fund a payment under a Letter of Credit prior to 11:00 a.m., Eastern Time, on any Business Day, such Letter of Credit Participant shall make available to the Agent for the account of the Issuing Bank such Letter of Credit Participant's Revolving Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Letter of Credit Participant shall not have so made its Revolving Commitment Percentage of the amount of such payment available to the Agent for the account of the Issuing Bank, such Letter of Credit Participant agrees to pay to the Agent for the account of the Issuing Bank, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Issuing Bank at the Federal Funds Rate. The failure of any Letter of Credit Participant to make available to the Agent for the account of the Issuing Bank its Revolving Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Letter of Credit Participant of its obligation hereunder to make available to the Agent for the account of the Issuing Bank its Revolving Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Letter of Credit Participant shall be responsible for the failure of any other
Letter of Credit Participant to make available to the Agent for the account of the Issuing Bank such other Letter of Credit Participant's Revolving Commitment Percentage of any such payment.

                  (k) Whenever the Issuing Bank receives a payment of a reimbursement obligation as to which the Issuing Bank has received any payments from the Letter of Credit Participants pursuant to clause (j) above, the Issuing Bank shall pay such amount to the Agent and the Agent shall promptly pay to each Letter of Credit Participant which has paid its Revolving Commitment Percentage thereof in same day funds, an amount equal to such Letter of Credit Participant's Revolving Commitment Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

                  (l) Except as otherwise expressly stated herein, any Letter of Credit issued hereunder shall be subject to the Uniform Customs and Practices for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 or ISP98 ("Uniform Customs"). As to matters not governed by this Agreement or by the Uniform Customs, any Letter of Credit shall be construed in accordance with, and governed by, the laws of the State of Maryland.

                  (m) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Agent, in the name of the Agent and for the benefit of the Lenders, an amount in Dollars equal to the stated amount of all outstanding Letters of Credit plus any accrued and unpaid interest thereon; PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Sections 8.1(i). Such deposit shall be held by the Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement.

The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Investment of such deposits shall, to the extent reasonably practicable, be made at the direction of the Agent and at the Borrower's risk and expense. Unless invested in accordance with the preceding sentence, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall be applied by the Agent to reimburse the Issuing Bank for drawings for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the undrawn Letters of Credit at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Lenders), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

                  (n) The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Agent, the replaced Issuing Bank and the successor Issuing Bank, PROVIDED that the successor Issuing Bank must be a Lender or an Affiliate of a Lender. The Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2. 11(b). From and after the effective date of any such replacement (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor Issuing Bank, any other Issuing Bank, or any previous Issuing Bank, or to such successor Issuing Bank, all other Issuing Banks and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

         Section 2.12   PAYMENTS AND COMPUTATIONS.

                  (a) Each payment hereunder and under the Notes shall be made not later than 12:00 (noon), Eastern Time, on the day when due, in federal or other immediately available funds, without setoff, deduction or counterclaim, by payment of such funds to the Agent's Account for the account of the Applicable Lending Office of each Lender. Amounts received after 12:00 (noon), Eastern Time, on any day shall be deemed received on the next succeeding Business Day. With respect to any such payment received for the account of the Lenders, the Agent will promptly thereafter cause to be wire transferred ratably to each Lender like funds for the account of its Applicable Lending Office in the amount thereof on the day such funds are deemed received by the Agent. Whenever any payment to be made under this Agreement or any Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest, except that in the case of a Eurodollar Loan, if the next succeeding Business Day is in the following calendar month, such payment shall be made on the next preceding Business Day.

                  (b) If at any time funds are received by and available to the Agent which are not sufficient to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (c) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the Federal Funds Rate.

                  (d) If any Lender shall fail to make any payment required to be made by it under this Agreement, the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender's obligations under this Agreement until all such unsatisfied obligations are fully paid.

         Section 2.13 EXTENSION OF REVOLVING COMMITMENT TERMINATION DATE. The Revolving Commitment Termination Date may be automatically extended for an additional term of one (1) year on each of the first and second anniversary of the Closing Date, if the Borrower shall have given written notice to the Agent in the form of EXHIBIT L attached hereto not less than ninety (90) days prior to the Revolving Commitment Termination Date then in effect, that the Borrower desires to extend the Revolving Commitment Termination Date (each such with notice being called a "Request for Extension"). The Agent shall promptly provide each Lender with a copy of each such Request for Extension and confirm each Lender's receipt thereof. Each Lender may elect either to extend or not extend the Revolving Commitment Termination Date with respect to the amount of its Revolving Commitment Percentage in its sole discretion, notwithstanding that no Event of Default exists under this Agreement or the Notes and regardless of the adequacy of the Collateral for the Borrower's performance of its obligations hereunder and thereunder. In the event any Lender elects not to extend the Revolving Commitment Termination Date (a "Withdrawing Lender"), such Withdrawing Lender shall within thirty (30) days of its receipt of a Request for Extension give the Agent written notice of its decision not to extend the Revolving
Commitment Termination Date with respect to the amount of its Revolving Commitment Percentage in the Revolving Loan (a "Notice of Non-Extension"). In the event the Agent does not receive a Notice of Non-Extension from a Lender on or before the date which is thirty (30) days, after such Lender's receipt of a Request for Extension, the Agent may conclusively conclude that such Lender has elected to extend the Revolving Commitment Termination Date for an additional one (1) year period. In the event the Agent receives a Notice of Non-Extension from a Withdrawing Lender on or before the date which is thirty (30) days after such Lender's receipt of a Request for Extension, (except as otherwise set forth herein) the Aggregate Revolving Commitment shall from and after such Revolving Termination Date be reduced by the amount of such Lender's Revolving Commitment. In the event the Agent receives Notice of Non-Extension from Withdrawing Lenders which under this Agreement have more than fifty percent (50%) of the Aggregate Revolving Commitment, then the Revolving Commitment Termination Date shall not be extended. The Agent will promptly notify each Lender after receipt of any Notice of Non-Extension. Those Lenders other than the Withdrawing Lenders (the "Remaining Lenders") shall each have the right to purchase the Withdrawing Lender's Revolving Commitment Percentage on a pro-rata basis by giving the Agent written Notice of such Remaining Lender's election to do so, not later than thirty (30) days after receipt of notice from the Agent. In the event the Remaining Lenders elect to purchase less than the Withdrawal Lender's Revolving Commitment Percentage, the Borrower may attempt to locate additional financial institutions which would qualify as Eligible Assignees under this Agreement. To the extent that any Lender's Revolving Commitment Percentage changes which as a result of any election made pursuant to this Section, the Borrower will promptly upon request of Agent execute and deliver to such Lender or Lenders, as the case may be, a Replacement Revolving Credit Note, and such other instruments, agreements or documents as the Agent may than request.

In the event the Withdrawing Lender's Revolving Commitment Percentage is not purchased by a remaining Lender or an Eligible Assignee as provided for herein, the Borrower shall on the Revolving Commitment Termination Date make a payment in an amount sufficient to repay the Withdrawing Lender's share of the Revolving Commitment, which payment shall (notwithstanding the provisions of Section 2.12 of this Agreement) be distributed by the Agent to the Withdrawing Lender, provided at the time of such payment no Event of Default shall have occurred and be continuing under this Agreement.

         Section 2.14 THE CONCEPTRONIC DISPOSITION. The Borrower may, subject to the terms of this Agreement, upon not less than thirty (30) days' prior written notice to the Agent, proceed with the Conceptronic Disposition, if at the time of the Conceptronic Disposition and immediately after giving effect hereto, no Default or Event of Default shall have occurred hereunder. From and after the date of the Conceptronic Disposition, (x) the calculation of the Minimum Compliance Level shall be reduced as set forth in Section 1.1 hereof and (y) the Conceptronic Disposition shall be treated for purposes of GAAP as a dividend and will be excluded from the calculation of the Fixed Charge Coverage Ratio under
Section 6.10(c) hereof.

                                    ARTICLE 3
                             CHANGE IN CIRCUMSTANCES
                             -----------------------

         Section 3.1  INCREASED COST AND REDUCED RETURN.

                  (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) or the Issuing Bank with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                           (i) shall  subject  such  Lender  (or its  Applicable
Lending Office) or the Issuing Bank to any tax, duty, or other charge with respect to any Eurodollar Loan, its Note(s), any Letter of Credit or any participation therein or its obligation to make Eurodollar Loans or to issue Letters of Credit, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) or the Issuing Bank under this Agreement or its Notes in respect of any Eurodollar Loan, Letter of Credit or participations therein (other than Taxes imposed on the overall Net Income of such Lender or the Issuing Bank by the jurisdiction in which such Lender or such Issuing Bank has its principal office or such Applicable Lending Office);

                           (ii) shall impose,  modify,  or deem  applicable  any
reserve,  special deposit,  assessment,  compulsory loan, or similar requirement
(other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office) or the Issuing Bank, including the Commitment of the Lender or such Issuing Bank hereunder; or

                           (iii) shall impose on such Lender (or its  Applicable
Lending Office) or the Issuing Bank or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) or such Issuing Bank of making, Converting into, Continuing, or maintaining any Eurodollar Loan or to increase the cost of such Lender or the Issuing Bank of participating in issuing or maintaining any Letter of Credit or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) or the Issuing Bank under this Agreement or its Notes with respect to any Eurodollar Loan or any Letter of Credit, then the Borrower shall pay to such Lender or the Issuing Bank on demand such amount or amounts as will compensate such Lender or the Issuing Bank for such increased cost or reduction. If any Lender or the Issuing Bank requests compensation by the Borrower under this Section 3.1(a) the Borrower may, by notice to such Lender or the Issuing Bank (with a copy to the Agent), suspend the obligation of such Lender or the Issuing Bank to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, or to issue Letters of Credit until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.4 shall be applicable); PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                  (b) If, after the date hereof, any Lender or the Issuing Bank shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or the Issuing Bank or any corporation controlling such Lender or the Issuing Bank as a consequence of such Lender or the Issuing Bank's obligations hereunder to a level below that which such Lender's or the Issuing Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender or the Issuing Bank such additional amount or amounts as will compensate such Lender or the Issuing Bank for such reduction.


                  (c) Each Lender and the Issuing Bank shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender or the Issuing Bank, as the case may be, to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender or the Issuing Bank, be otherwise disadvantageous to it. Any Lender or the Issuing Bank claiming compensation under this Section shall furnish to the Borrower and the Agent a statement setting forth the calculation of the additional amount or amounts to be paid to it hereunder which statement shall be conclusive in the absence of manifest error. In determining such amount, such Lender or the Issuing Bank may use any reasonable averaging and attribution methods.

         Section 3.2 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

                  (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period, then the Agent shall give the Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.

         Section 3.3 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans, then such Lender shall promptly notify the Borrower thereof, and such Lender's obligation to make or Continue Eurodollar Loans and to Convert Base Rate into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.4 shall be applicable). In the event that it becomes unlawful for the Issuing Bank to issue Letters of Credit hereunder, then the Issuing Bank shall promptly notify the Borrower thereof, and the Issuing Bank's obligation to issue Letters of Credit shall be suspended until such time as the Issuing Bank may again issue Letters of Credit.

         Section 3.4 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make a Eurodollar Loan or to Continue, or to Convert Base Rate Loans into Eurodollar Loans shall be suspended pursuant to Section 3.1 or 3.3 hereof such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion required by Section 3.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.1 or 3.3 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.1 or 3.3 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 3.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by each of the Lenders are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Commitments.

         Section 3.5 COMPENSATION. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the maturity of the Loans pursuant to Section 8.2) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article 5 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         Section 3.6  TAXES.

                  (a) Any and all payments by the Borrower to or for the account of any Lender, the Issuing Bank or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender, the Issuing Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Issuing Bank or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Non-Excluded Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender, the Issuing Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.6), such Lender, the Issuing Bank or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 11.7, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In  addition,  the  Borrower  agrees  to pay  any  and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower agrees to indemnify each Lender, the Issuing Bank and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.6) paid by such Lender, the Issuing Bank or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue

Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

                  (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to
Section 3.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.6(a) or 3.6(b) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                  (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

                  (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.6 shall survive the termination of the Commitments and the payment in full of the Notes.

         Section 3.7 SUBSTITUTION OF LENDER. If any Lender requests additional compensation under the provisions of Article 3 or shall notify the Agent or the Borrower pursuant to Article 3 that it is unlawful or impossible for such Lender to make, maintain or fund a Eurodollar Loan, the Borrower may upon the payment of the amount to which such Lender is entitled terminate the Commitment of such Lender and, with the approval of the Agent, which approval shall not be unreasonably withheld, substitute for such Lender another lender or lenders. Any lender which becomes a "Lender" pursuant to the provisions of this Section 3.7 shall become a party to this Agreement by executing such instruments or agreements as may be satisfactory to the Agent and the Borrower including an Assignment and Acceptance pursuant to Section 11.3, and the Borrower shall execute and deliver to such Lender applicable Notes dated as of the date such lender becomes a Lender.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         The Borrower represents and warrants to the Agent and to the Lenders (which representations and warranties shall survive the execution and delivery of the Notes and the making of the Loans) that:

         Section 4.1 SUBSIDIARIES. The Subsidiaries as of the Closing Date are listed on the attached SCHEDULE 4.1. Each Subsidiary listed thereon is a Consolidated Subsidiary.

         Section 4.2 GOOD STANDING. Each of the Borrower and its Subsidiaries is a corporation organized and existing in good standing under the laws of the jurisdiction of its respective incorporation, and each corporation has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary and in which the failure so to qualify would have a Materially Adverse Effect.

         Section 4.3 CORPORATE AUTHORITY. The Borrower has full power and authority to enter into this Agreement, to make the borrowings hereunder, to execute and deliver the Notes and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or consent or approval of, notice to or filing with, any Governmental Authority is required as a condition to the validity of this Agreement, the Notes, any Collateral Document, or any of the applications for Letters of Credit.

         Section 4.4 BINDING AGREEMENTS. This Agreement and the other Loan Documents constitute the valid and binding agreements of the Borrower and each Subsidiary party thereto, and the Notes and applications for Letters of Credit, when issued and delivered pursuant hereto for value, received will constitute the valid and binding obligations of the Borrower, in each case enforceable in accordance with their respective terms.

         Section 4.5  LITIGATION.  Except as disclosed on the attached  SCHEDULE
4.5 or in the Annual Report of the Borrower on Form 10-K for the fiscal year ended December 31, 1997, a copy of which has been delivered to the Agent and each of the Lenders, there are no proceedings pending or, so far as the officers of the Borrower know, threatened before any court or administrative agency that, in the opinion of the officers of the Borrower, will have a Materially Adverse Effect.

         Section 4.6 NO CONFLICTING AGREEMENTS. There is no charter, bylaw or preference stock provision of the Borrower or any of its Subsidiaries and no provision of any existing mortgage, indenture, Material Contract or agreement binding on the Borrower or any of its Subsidiaries or affecting their respective properties, that would conflict with or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement, the Notes, or any of the applications for Letters of Credit, or any of the other Loan Documents..


         Section 4.7  FINANCIAL CONDITION.

                  (a) AUDITED STATEMENT. The consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1997, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the period then ended, certified by KPMG LLP, heretofore delivered to the Agent and each of the Lenders, fairly present in all material respects the consolidated financial condition of the Borrower and its Consolidated Subsidiaries and the consolidated results of operations and cash flows as of the date and for the periods referred to therein and have been prepared in accordance with GAAP. There are no liabilities, direct or indirect, fixed or contingent, of the Borrower or any of its Consolidated Subsidiaries as of the date of such balance sheet which are material (in relation to the financial condition or operations of the Borrower and its Consolidated Subsidiaries) that are not reflected therein or in the notes thereto. There has been no adverse change in the financial condition or operations of the Borrower or any of its Consolidated Subsidiaries since the date of such balance sheet, and there has been no other adverse change in the Borrower, which is, in either case, material (in relation to the financial condition or operations of the Borrower and its Consolidated Subsidiaries).

                  (b) UNAUDITED STATEMENT. The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 1998, and the related unaudited consolidated statement of income for the quarter then ended, heretofore delivered to the Agent and each of the Lenders, fairly present in all material respects the consolidated financial condition of the Borrower and its Consolidated Subsidiaries and the consolidated results of operations as of the date and for the period referred to therein and have been prepared in accordance with GAAP, subject to year-end adjustments.

         Section 4.8 ERISA. The Borrower and each ERISA Affiliate and each of their respective Employee Plans are in compliance in all material respects with ERISA and the Code, and neither the Borrower nor any of its ERISA Affiliates has incurred any "accumulated funding deficiency" with respect to any such Plan within the meaning of Section 402(a) of ERISA or Section 412 of the Code. The Borrower and each of its ERISA Affiliates have complied with all requirements of ERISA Sections 601 through 608 and Code Section 4980B. Neither the Borrower nor any of its ERISA Affiliates have made any promises of retirement or other benefits to employees, except as set forth in an Employee Plan. Neither the Borrower nor any of its ERISA Affiliates has incurred any material liability to PBGC in connection with any Employee Plan. The assets of each Employee Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Employee Plan, payment of which the PBGC would guarantee if such Employee Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (as defined in ERISA Section 4001(a)(16)) due under such Employee Plan upon termination. No Reportable Event has occurred and is continuing with respect to any such Employee Plan. No Employee Plan or trust created thereunder, or party in interest (as defined in Section 4(14) of ERISA), or any fiduciary (as defined in Section 4(21) of ERISA), has engaged in a Prohibited Transaction which would subject such Employee Plan or any other Employee Plan of the Borrower or any of its ERISA Affiliates, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Employee Plan or any such trust to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code.

         Section 4.9 TAXES. The Borrower and each of its Subsidiaries have timely filed or caused to be timely filed all tax returns and reports required to be filed by any of them in any jurisdiction, and all taxes upon the Borrower and its Subsidiaries and upon their respective properties, assets, income and franchises which are due and payable have been paid when due and payable. The charges, accruals and reserves on the books of the Borrower and its Consolidated Subsidiaries with respect to taxes are, in the reasonable opinion of the Borrower, adequate under GAAP. No examination or audit of any tax return of the Borrower or any of its Subsidiaries is currently in progress.

         Section 4.10 OWNERSHIP OF PROPERTY: LIENS. Each of the Borrower and its Subsidiaries has good and marketable and legal title in fee simple (or its equivalent under applicable law) to all of the real property and has good title to all the other properties and assets it purports to own, including those referred to in the financial statements described in Section 4.7, except for defects in title which could not reasonably be expected to have a Materially Adverse Effect. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens. Each of the Borrower and its Subsidiaries enjoys full, peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its respective properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties or assets. All such leases are valid and subsisting and are in full force and effect, and no event has occurred and no circumstance exists which with the lapse of time or giving of notice or both would constitute a default thereunder.

         Section 4.11 NO VIOLATIONS. Neither the Borrower nor any of its Subsidiaries is in violation of its organizational documents, by-laws, or other governing instruments. Each of the Borrower and its Subsidiaries is in compliance with all laws applicable to it, and all orders and decrees of all courts and arbitrators in proceedings or actions to which it is a party or by which it is bound, where failure to comply would have a Materially Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture or note, or in any indenture, loan agreement, Material Contract or other agreement, which default could reasonably be expected to have a Materially Adverse Effect. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) require any consent or approval of the shareholders or owners of the Borrower; (ii) violate any provision of any law (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System) presently in effect having applicability to the Borrower or any of its Subsidiaries or any provision of their respective organizational papers or by-laws; (iii) violate, conflict or be inconsistent with, or result in a breach of, or constitute a default under, or cause the termination or acceleration of, the organizational documents or by-laws of the Borrower or any of its Subsidiaries or any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or its properties may be bound or affected; or (iv) result in, or require, the creation or imposition of a Lien, upon or with respect to any properties now owned or hereafter acquired by the Borrower or any of its Subsidiaries, except as permitted by this Agreement.

         Section 4.12 PATENTS, TRADEMARKS, FRANCHISES, ETC. As of the Closing Date, the Borrower and its Subsidiaries have no patents, trademarks, trademark rights, service marks, trade names, trade name rights, copyrights, franchises and licenses, other than those belonging to Conceptronic and listed on SCHEDULE
4.12. The Borrower will promptly notify the Agent in the event it, or any Subsidiary, obtains any such intellectual property after the Closing Date and thereafter properly execute and deliver and cause its Subsidiaries to execute and deliver, to Agent an Intellectual Property Agreement covering such intellectual property.

         Section 4.13 COMPLIANCE WITH LAWS; ENVIRONMENTAL AND SAFETY MATTERS. Each of the Borrower and its Subsidiaries is in compliance in all respects with all applicable laws, including but not limited to, all Environmental Laws and laws relating to occupational safety or health, the failure to comply with which could reasonably be expected to have a Materially Adverse Effect. There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which reasonably could be expected to interfere with or prevent continued compliance with, or which reasonably could be expected to give rise to any common law or statutory liability, under, relating to or in connection with, any Environmental Law, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation under applicable law based on or related to the manufacture, processing, distribution, use, treatment, storage, transport or handling, or the release or threatened release into the environment, of any Hazardous Material with respect to the Borrower or any of its Subsidiaries or their respective businesses which could reasonably be expected to have a Materially Adverse Effect.

         Section 4.14 NO MATERIAL MISSTATEMENT. All information, reports and other papers and data with respect to the Borrower or any of its Subsidiaries furnished to the Agent or to any Lender were, at the time the same were so furnished, complete and correct in all material respects, or have been subsequently supplemented by other information, reports or other papers or data to the extent necessary to give the Agent or such Lender a true and accurate knowledge of the subject matter in all material respects. No information, report, financial statement, exhibit, or schedule furnished by or on behalf of the Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the other Loan Documents or included therein contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein not misleading. No fact is currently known to the Borrower which could reasonably be expected to have a Materially Adverse Effect.

         Section 4.15 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT; FEDERAL POWER ACT. Neither the Borrower nor any of its Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, or is a "holding company" or a "subsidiary company" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or a "public utility", as such term is defined in the Federal Power Act, as amended.

         Section 4.16  INDEBTEDNESS.   Except as  permitted  under  Section 7.1,
neither the Borrower nor any of its Subsidiaries has any outstanding Debt.

         Section 4.17 CASUALTIES; TAKING OF PROPERTIES ETC. Since the date of the most recent financial statements of the Borrower as described in Section 4.7, neither the business nor the properties of the Borrower or any of its Subsidiaries have been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy which could reasonably be expected to have a Materially Adverse Effect.

         Section 4.18 SOLVENCY. As of the Closing Date and after giving effect to the transactions to be consummated on the Closing Date:

                  (a) The fair saleable  value of the assets of the Borrower and each Subsidiary will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including without limitation contingent liabilities) of the Borrower or such Subsidiary as such debts and liabilities become absolute and mature.

                  (b) Neither the assets of the Borrower nor the assets of any Subsidiary will constitute unreasonably small capital for the Borrower or such Subsidiary to carry out its businesses as now conducted and as proposed to be conducted including the capital needs of the Borrower or such Subsidiary, taking into account the particular capital requirements of the business conducted by the Borrower or such Subsidiary and projected capital requirements and capital availability thereof.

                  (c) Neither the Borrower nor any of its Subsidiaries intends to incur Debts beyond its ability to pay such Debts as they mature, taking into account the timing and amounts of cash to be received by it, and of amounts to be payable on or in respect of its Debts. The cash flow of the Borrower and each Subsidiary, after taking into account all anticipated uses of the cash of the Borrower or such Subsidiary, will at all times be sufficient to pay all such amounts on or in respect of Debt of the Borrower or such Subsidiary when such amounts are required to be paid.

         Section 4.19 LABOR RELATIONS. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice which reasonably could be expected to have a Materially Adverse Effect. There is (i) no unfair labor practice complaint pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries before the National Labor Relations Board which could reasonably be expected to have a Materially Adverse Effect, and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or, to the best knowledge of the Borrower, threatened; and (ii) no strike, labor dispute, slowdown or stoppage is pending or threatened against the Borrower or any of its Subsidiaries.

         Section 4.20 YEAR 2000 COMPLIANCE. The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or its suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Borrower believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be Year 2000 Compliant, except to the extent that a failure to do so could not reasonably be expected to have Materially Adverse Effect.

                                    ARTICLE 5
                              CONDITIONS OF LENDING
                              ---------------------

         Section 5.1 CONDITIONS PRECEDENT TO THE FIRST LOAN. The obligation of the Lenders to make the first Loan and of the Issuing Bank to issue the first Letter of Credit is subject to the following conditions:

                  (a) each Lender shall have received a Note or Notes duly executed and delivered by the Borrower payable to the order of such Lender; and

                  (b) all legal matters incident to this Agreement and the borrowings hereunder and the other Loan Documents shall be satisfactory to the Lenders and their counsel and to Mays & Valentine, L. L. P., counsel for the Agent; and

                  (c) the Agent shall have received a closing certificate substantially in the form of EXHIBIT D completed on behalf of the Borrower and substantially in the form of EXHIBIT E completed on behalf of any Guarantor; and

                  (d) the Agent shall have received an opinion of counsel to the Borrower and each of the Guarantors substantially in the form of EXHIBIT F hereto; and

                  (e)  the  Agent   shall  have   received   such   supplemental
certificates, opinions and documents as the Agent may reasonably request; and

                  (f) there shall have occurred no change in the financial condition of the Borrower since September 30, 1998, which could result in an Material Adverse Effect; and

                  (g) the Agent shall have received duly executed copies of the Guaranties of all Guarantors in existence on the Closing Date; and

                  (h) the Agent shall have received executed copies of the Collateral Documents of the Borrower, and all Guarantors in existence on the Closing Date, granting to the Agent a first Lien in all the Collateral described therein; and

                  (i) the Agent shall have received certificates representing the shares of any stock pledged under the Pledge Agreements in effect on the Closing Date, duly endorsed in blank or accompanied by stock powers duly executed in blank; and

                  (j) (A) each document (including, without limitation, each Uniform Commercial Code financing statement but excluding filings with the U.S. Copyright Office and the U.S. Patent and Trademark Office) required by law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent a perfected first priority security interest in the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested; (B) within ten (10) days after the Closing Date, each filing with the U.S. Copyright Office and the U.S. Patent and Trademark Office required by law or reasonably requested by the Agent to be filed, registered or recorded with respect to the Collateral shall have been properly filed, registered or recorded in the appropriate office; and (C) the Agent shall have received, within thirty (30) days after the date of such Loan, an acknowledgment copy, or other evidence satisfactory to it, of each of the foregoing filings, registrations and recordations; and

                  (k) receipt by the Agent of certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing the financing statements referred to in paragraph (j) above and all other effective financing statements that name the Borrower (under its present names and any previous names) as debtors or sellers and that are filed in the jurisdictions referred to in paragraph (j) above, together with copies of such other financing statements (none of which shall cover the Collateral, except as otherwise disclosed in writing to, and accepted by, the Agent);

                  (l) receipt by the Agent of evidence of the insurance required by Section 6.4 and the Collateral Documents; and

                  (m) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower and the Guarantors, and their respective authority to execute, deliver and perform, as applicable, this Agreement, the Notes, the Guaranties, and the Collateral Documents and the validity of this Agreement, the Notes, the Guaranties and the Collateral Documents and any other matters relevant hereto or thereto, all in form and substance reasonably satisfactory to the Agent.

         Section 5.2 CONDITIONS PRECEDENT TO EACH LOAN. The obligation of each Lender to make each Loan and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:

                  (a) receipt by the Agent of a Notice of Borrowing, or a Letter of Credit Request, as the case may be;

                  (b) each of the representations and warranties of the Borrower contained in this Agreement and in any other Loan Document or certificate delivered to the Agent or any Lender hereunder shall be true, complete and accurate on and as of the date of such Loan or Letter of Credit issuance as though made on and as of such date, except that representations and warranties under Section 4.7 shall refer to the most recent financial statements provided pursuant to Section 6.1;

                  (c) no event shall have occurred and be continuing, or shall result from such Loan or such Letter of Credit, which constitutes a Default or an Event of Default;

                  (d) since the date of the  financial  statements  described in
Section 4.7, no event shall have occurred which could reasonably be expected to have a Materially Adverse Effect; and receipt by the Agent of such supplemental certificates, opinions and documents as the Agent may reasonably request.

Each Loan made and each Letter of Credit issued shall be deemed to be a representation and warranty by the Borrower on the date of such Loan or Letter of Credit as to the facts specified in clauses (b), (c) and (d) of this Section 5.2.

         Section 5.3 PERMITTED ACQUISITIONS. In the case of each Revolving Loan made to finance all or any portion of a Permitted Acquisition (and in addition to the requirements of Section 5.2):

                  (a) The Borrower shall deliver to the Agent a certificate, dated as of the date of disbursement of said Revolving Loan, pursuant to which the Borrower shall warrant and represent to the Agent that (i) to the best of its knowledge, each of the representations and warranties made by the sellers of the Target to the Acquisition Company under such Acquisition Agreement is true and correct; (ii) except as specifically disclosed in writing to the Agent prior to the date of said Revolving Loan, no broker or finder brought about the making or closing of such Revolving Loan made with respect to such Acquisition Agreement, and none of the Borrower, the Acquisition Company, any Lender, or the Agent has any obligation to any Person in respect of any finder's or brokerage fees in connection with such Revolving Loan; (iii) the parties to the Acquisition Agreement have complied with all requirements of every bulk sales or transfer law that may be applicable to the sale of the acquired assets to the Acquisition Company, or the Acquisition Company has obtained indemnification against any and all liability arising from the failure to so comply; (iv) the Acquisition Agreement has not been amended except as set forth in written amendments thereto delivered to the Agent prior to the date of said Revolving Loan, (v) the applicable Acquisition Analysis and Pro Forma Financials remain accurate and complete in all material respects; and (vi) as of the date immediately after the consummation of all the agreements and transactions under and pursuant to such Acquisition Agreement, the Acquisition Company and its Subsidiaries will not have any material amount of liabilities, contingent or otherwise, not reflected in the Pro Forma Financials.

                  (b) Not later than sixty (60) days after the date of each such Acquisition, termination statements or releases shall have been filed with respect to any financing statements or Liens covering any portion of the Acquired assets having a value or securing indebtedness in excess of Two Million Dollars ($2,000,000), except for financing statements perfecting Liens permitted by this Agreement.

                  (c) The Agent shall have received evidence satisfactory to it that, after giving effect to the Revolving Loan, neither the Borrower nor any Subsidiary of the Borrower is or will be rendered insolvent within the meaning of Section 548 of the Federal Bankruptcy Code and any applicable state fraudulent conveyance laws. This condition may be satisfied by delivering to the Agent a Solvency Certificate, in substantially the form of EXHIBIT M attached to this Agreement, dated as of the disbursement date of the Revolving Loan.

                  (d) The Acquisition shall comply with all of the requirements of Section 2.5 hereof.


                                    ARTICLE 6
                              AFFIRMATIVE COVENANTS
                              ---------------------

         So long as any Lender has a commitment or any Letter of Credit shall be outstanding and until payment in full of the Notes and performance of all other obligations of the Borrower hereunder, the Borrower will:

         Section 6.1 FINANCIAL STATEMENTS AND REPORTS. Furnish to the Agent and each Lender:

                  (a) as soon as available but in no event within ninety (90) days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of earnings, changes in shareholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP, or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial position, results of operations and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with GAAP; PROVIDED, that the Borrower may deliver, in lieu of the foregoing, the annual report of the Borrower for such fiscal year on Form 10-K filed with the SEC, but only so long as the financial statements contained in such annual report on Form 10-K are substantially the same in content as the financial statements referred to in the preceding provisions of this paragraph (a);

                  (b) as soon as available  but in any event  within  forty-five
(45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of earnings and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by its Principal Financial Officer as presenting fairly in all material respects the financial position, results of operations and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes PROVIDED, HOWEVER, that the Borrower may deliver, in lieu of the foregoing, the quarterly report of the Borrower for such fiscal quarter on Form 10-Q filed with the SEC, but only so long as the financial statements contained in such quarterly report on Form 10-Q are substantially the same in content as the financial statements referred to in the preceding provisions of this paragraph
(b);

                  (c) concurrently with each delivery of financial statements under clause (a) or (b) above, a No-Default Certificate;

                  (d) concurrently with each delivery of financial statements under clause (a) above, a letter signed by the accounting firm that reported on such financial statements to the effect that, in the course of the examination upon which its report for such fiscal year was based (but without any special or additional audit procedures for that purpose other than review of the terms and provisions of this Agreement), nothing came to its attention that caused it to believe that there were any Defaults or Events of Default involving accounting matters or, if such firm became aware of any such Defaults or Events of Default, specifying the nature thereof;

                  (e) promptly after the same become publicly available, copies of all periodic and other reports on Forms 8-K, 10-Q and 10-K and all proxy statements filed by the Borrower or any Subsidiary with the SEC or any other documents distributed by the Borrower to its shareholders generally which contain the information equivalent to that contained in such forms or proxy statements;

                  (f) promptly upon request, but in no event less frequently than each June 30 and December 31, the Borrower shall deliver to the Agent a copy of the title document for each titled vehicle then owned by the Borrower or any Subsidiary, together with a list of each motor vehicle owned by the Borrower or any of its Subsidiaries, and the vehicle identification number for each such vehicle;

                  (g) promptly upon request, but in no event less frequently than on each June 30 and December 31, the Borrower shall deliver to the Agent a list of all locations where title documents for each titled vehicle are kept;

                  (h) promptly following any request therefor, such other information regarding the operations and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as any Lender and Agent may reasonably request.

         Section 6.2 LITIGATION AND OTHER NOTICES.Furnish to the Agent and each Lender the following:

                  (a) as soon as possible and, in any event, within five (5) days of any officer of the Borrower obtaining knowledge of any Default or Event of Default, a certificate of the Principal Financial Officer of the Borrower setting forth the details of such Default or Event of Default and the action which the Borrower has taken or proposes to take with respect thereto, PROVIDED that the failure of the Borrower to give such notice shall not affect the right and power of the Lenders to exercise any or all of the remedies on default specified herein;

                  (b) promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations which involve claims which exceed the Borrower's insurance or indemnification by more than Five Hundred Thousand

Dollars ($500,000), or which involve more than One Million Dollars ($1,000,000) in excess of such insurance or indemnification in the aggregate; and

                  (c) promptly after such change, notice of any material change in the management of the Borrower or any of its Subsidiaries and any changes in the business, assets, liabilities, condition (financial or other), results of operations or business of the Borrower or any of its Subsidiaries which could reasonably be expected to have a Materially Adverse Effect.

         Section 6.3 TAXES. File or cause to be filed within the required time period all tax returns which are required to be filed by the Borrower or any of its Subsidiaries and pay or cause to be paid prior to the time they become delinquent or a penalty attaches thereto all taxes shown to be due and payable on said returns or on any written assessments made against the Borrower or any Subsidiary or any of their respective properties and all other taxes, fees or other charges imposed on any of them or any of their property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be), PROVIDED that nothing contained in this Section 6.3 shall obligate the Borrower or any Subsidiary to pay any taxes which are of an inconsequential amount.

         Section 6.4 INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, adequate insurance, with responsible companies in such amounts and against such risks as is customarily carried by owners of similar businesses and property.

         Section 6.5 CORPORATE EXISTENCE. Maintain and cause each of its Subsidiaries to maintain its corporate existence in good standing except that nothing contained in this Section 6.5 shall prohibit any transaction not prohibited by Section 7.4.

         Section 6.6 PROPERTIES. Maintain, preserve, and protect all franchises and trade names; preserve all the remainder of its property which in the reasonable judgment of the Borrower is necessary in the proper conduct of its business; keep the same in good repair, working order, and condition, ordinary wear and tear excepted, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements, betterments, and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; cause each of its Subsidiaries so to maintain its respective properties; and permit the Agent or any Lender and their respective agents at all reasonable times to enter upon and inspect such properties.

         Section 6.7 EMPLOYEE BENEFIT PENSION PLANS. Promptly during each year, pay and cause its Subsidiaries to pay or otherwise cause to be paid contributions adequate to meet at least the minimum funding standards set forth in Sections 302 through 305 of ERISA, with respect to each Employee Plan of the Borrower and each ERISA Affiliate; file or cause to be filed each annual report required to be filed pursuant to Section 103 of ERISA in connection with each such Employee Plan for each year; and notify each Lender within ten (10) days of the occurrence of a Reportable Event that might constitute grounds for termination of any such Employee Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Employee Plan, PROVIDED that nothing contained herein shall prohibit the Borrower or any ERISA Affiliate from terminating any such Employee Plan if it has theretofore complied with the provisions of this Section.

         Section 6.8 COMPLIANCE WITH LAWS; MATERIAL CONTRACTS. Comply and cause each of its Subsidiaries to comply in all material respects with all Material Contracts and with all applicable laws, rules, regulations and orders of any Governmental Authority having jurisdiction over it, including, without limitation, all Environmental Laws if and to the extent the failure to comply therewith would have a Materially Adverse Effect, and in the event it shall fail to do so, promptly advise the Agent in writing of such failure and the action it is taking or proposes to take to remedy such condition. Nothing contained in this Section 6.8 shall prevent either the Borrower or any of its Subsidiaries from contesting in good faith and by appropriate proceedings any such law, rule, regulation or order.

         Section 6.9 ADDITIONAL SUBSIDIARIES. Promptly notify the Agent in writing if it Acquires any Subsidiary.

         Section 6.10 FINANCIAL COVENANTS. So long as any Note shall remain unpaid, any Letter of Credit remains outstanding, or any Lender shall have any Commitment hereunder, the Borrower shall maintain, unless the Required Lenders shall otherwise consent in writing:

                  (a) NET WORTH. As of the end of each fiscal quarter of the Borrower, Net Worth of not less than the Minimum Compliance Level.

                  (b) LEVERAGE RATIO. For each twelve (12) month period ending on the last day of each fiscal quarter of the Borrower, a Leverage Ratio of not more than 2.5 to 1.

                  (c) FIXED CHARGE COVERAGE RATIO. For each twelve (12) month period ending on the last day of each fiscal quarter of the Borrower, a Fixed Charge Coverage Ratio of not less than (1) 1.5 to 1 for each fiscal quarter through the fiscal quarter ending on December 31, 1999, and (2) 2.0 to 1 for each fiscal quarter thereafter.

         Section 6.11 YEAR 2000 COMPLIANCE. The Borrower will promptly notify (in reasonable detail) the Agent in the event the Borrower discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Materially Adverse Effect.

         Section 6.12 USE OF PROCEEDS. The proceeds of the Loans will be used by the Borrower for working capital, capital expenditures, Permitted Acquisitions, and other lawful corporate purposes. None of the proceeds of the Loans will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock.

                                    ARTICLE 7
                               NEGATIVE COVENANTS
                               ------------------

         So long as any Lender has a commitment hereunder and until payment in full of the Notes and performance of all other obligations of the Borrower hereunder, without the written consent of the Required Lenders, the Borrower will not:

         Section 7.1 FUNDED DEBT. Create, incur, assume or suffer to exist or permit any Subsidiary to create, incur, assume or suffer to exist any Funded Debt except:

                  (a) Funded Debt of the Borrower or the Subsidiaries under this Agreement or the Notes;

                  (b) Funded Debt of the Borrower and each Subsidiary subordinated on terms satisfactory to the Required Lenders to the Borrower's and each Subsidiary's respective obligations under the Notes and the Loan Documents;

                  (c) Funded Debt of the Borrower and each Subsidiary secured by
Liens   permitted  by  Section  7.2  (e)  not  to  exceed  One  Million  Dollars
($1,000,000) in the aggregate;

                  (d) Funded Debt or other obligations incurred in connection with Earn Out Provisions;

                  (e) Funded Debt incurred in connection with Capitalized Lease Obligations, but not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate;

                  (f) Funded Debt secured by one or more mortgage(s) or deed(s) of trust on real property of the Borrower or any Subsidiary in an amount not to exceed Five Million Dollars ($5,000,000) in the aggregate;

                  (g) Funded Debt listed on SCHEDULE 7.1 attached hereto;

                  (h) Up to Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate of any Funded Debt (other than the Funded Debt referred to in Sections 7.1(a)-(g) above) assumed in connection with any Permitted Acquisition and which has been or will be, paid or refinanced within six (6) months from the date of the closing of the Permitted Acquisition by a Revolving Loan;


                  (i) Additional Funded Debt, including, but not limited to Funded Debt incurred by the Borrower arising out of any swap agreement (as defined in 11 U.S.C. 101) or under any foreign exchange contracts on a mark to market basis, in an amount when combined with the Funded Debt referred to in Sections 7.1 (b) - (h) above) does not exceed Ten Million Dollars ($10,000,000) in the aggregate; and

                  (j)  Funded  Debt   incurred  in   connection   with   certain
consignment Inventory from TCI.

         Section 7.2 MORTGAGES AND PLEDGES. Create, incur, assume, or suffer to exist any Lien upon any of its property or assets other than Unrestricted Margin Stock, whether now owned or hereafter acquired, or permit any Subsidiary so to do, except:

                  (a) Liens existing at the date of this Agreement and securing Debt outstanding on the date of this Agreement and listed on SCHEDULE 7.2 attached hereto;

                  (b) Liens securing Debt owing by any Subsidiary to the Borrower or to another Subsidiary which is wholly-owned;

                  (c) Liens on assets of any corporation existing at the time such corporation becomes a Subsidiary;

                  (d) Liens on assets existing at the time of acquisition thereof; PROVIDED that such Lien shall not extend to any other property of the Borrower or a Subsidiary;

                  (e) Liens to secure indebtedness incurred or guaranteed by the Borrower or a Subsidiary to finance the purchase price of land, buildings or equipment or improvements to or construction of land, buildings or equipment, which indebtedness is incurred or guaranteed prior to, at the time of, or within one hundred eighty (180) days after such acquisition (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later); PROVIDED that such Lien shall extend only to the asset to be acquired or improved with such financing;

                  (f) Liens on any assets of a corporation existing at the time such corporation is merged into or consolidated with the Borrower or a Subsidiary; PROVIDED that such Lien shall not extend to any other property of the Borrower or a Subsidiary;

                  (g) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing paragraphs (a) to (f), inclusive;

                  (h) Liens for property taxes and assessments or governmental charges or levies and liens securing claims or demands of mechanics, suppliers, carriers, landlords and other like Persons, PROVIDED that payment thereof is not at the time required by Section 6.3;

                  (i) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, social security and other like laws, or to secure the performance of letters of credit, bids, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations, in each case not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

                  (j) attachment, judgment and other similar Liens arising in connection with court proceedings, PROVIDED that execution and other enforcement of such liens are effectively stayed and all claims which the Liens secure are being actively contested in good faith and by appropriate proceedings;

                  (k) Liens arising in the ordinary course of the business or incidental to the conduct of such business or the ownership of the assets of the Borrower or any Subsidiary which Liens arise out of transactions involving the sale or purchase of goods or services and which do not, in the opinion of the Agent, materially impair the use of such assets in the operations of the business of the Borrower or such Subsidiary;

                  (l) Liens  other than those  described  in clauses (a) through
(k) above provided the sum of (i) the aggregate principal amount secured thereby at any time outstanding and (ii) the aggregate amount of sale and lease-back transactions measured as provided in Section 7.3 consummated after December 31, 1998 does not exceed One Million Dollars ($1,000,000);

                  (m) The TCI Liens; and

                  (n) Liens to secure any Funded Debt incurred or maintained by the Borrower arising out of any swap agreement (as defined in 11 U.S.C. 101) or under any foreign exchange contact and permitted under Section 7.1(i) of this Agreement.

         Section 7.3 SALE AND LEASE-BACK. Sell, or permit any Subsidiary to sell, any property (other than Unrestricted Margin Stock), and then lease-back that property or similar property for a term of more than three years.

         Section 7.4 MERGER, CONSOLIDATION, OR SALE OF ASSETS. Enter into any merger or consolidation with any Person, other than Permitted Acquisitions, or sell, lease, or otherwise Dispose of all or substantially all of its assets, except in the ordinary course of its business and except for the Conceptronic Disposition, or permit any Subsidiary so to do, except that a Subsidiary may be merged or consolidated with another Subsidiary, a Subsidiary may be merged or consolidated with any other corporation which is or will upon the consummation of such merger or consolidation be a Subsidiary not less than eighty percent (80%) of the capital stock of which is owned directly or indirectly by the Borrower, or into the Borrower, and any other corporation may be merged into the Borrower, PROVIDED that, (a) in the case of any such merger or consolidation with the Borrower, the Borrower is the surviving corporation and the management of the Borrower continues as the management of the surviving corporation, (b) in any case, such merger or consolidation does not violate any other provision of this Agreement and upon the effective date of the merger or consolidation there exists no Default or Event of Default hereunder and (c) the Borrower and its Subsidiaries will be permitted to sell, transfer and otherwise Dispose of Unrestricted Margin Stock without regard to the foregoing restrictions.

         Section 7.5 DISTRIBUTIONS. Make, or permit any Subsidiary to make, any Distribution, other than the Conceptronic Disposition and Distributions to

Conceptronic in an aggregate amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000), except that any Subsidiary of the Borrower may pay dividends to the Borrower or to any other Subsidiary that is its parent.

         Section 7.6 INVESTMENTS. Purchase or hold beneficially, or permit any of its Subsidiaries to acquire or hold beneficially, any stock or other securities or evidences of debt of, or make or permit to exist any interest whatsoever in, or make or permit to exist any loans or advances to, any Person, except that an Acquisition Company may make Permitted Acquisitions and the Borrower and its Subsidiaries may make investments:

                  (i) in certificates of deposit of or time deposits with a maturity of one (1) year or less with any Lender or any commercial bank whose deposits are insured by federal deposit insurance and having capital and surplus in excess of One Hundred Million Dollars ($100,000,000);

                  (ii) in securities issued or guaranteed by the United States of America or any agency thereof with maturities of one year or less;

                  (iii) in short-term commercial paper rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc.; or

                  (iv) in any of its Subsidiaries.

         Section 7.7 CHANGE IN BUSINESS. Make, or permit any Subsidiary to make, any material change in the nature of its business as carried on at the date hereof, including any such change by reason of Acquisition.

         Section 7.8 AFFILIATE TRANSACTIONS. Engage, or permit any of its Subsidiaries to engage, at any time in any transaction with an Affiliate, or make an assignment or other transfer of any of its properties or assets to an Affiliate, whether or not in the ordinary course of business, other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

         Section 7.9 CAPITAL TRANSACTIONS. The Borrower will not, and will not permit any of its Subsidiaries to, directly make any expenditures in respect of the purchase or other acquisition of fixed or capital assets (excluding normal replacements and maintenance which are properly charged to current operations) in excess of (i) in fiscal year 1999, seventy five percent (75%) of EBITDA for fiscal year 1998, (ii) in fiscal year 2000, sixty five percent (65%) of EBITDA for fiscal year 1999, and (iii) in fiscal year 2001 and in each fiscal year thereafter, sixty percent (60%) of the previous fiscal year's EBITDA.




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

                                    ARTICLE 8
                                     DEFAULT
                                     -------

         Section 8.1 EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" hereunder:

                  (a) The Borrower shall fail to make any payment of any interest upon any of the Notes within three (3) Business Days of when such interest is due and payable; or

                  (b) The Borrower shall fail to pay any Agent's Fee, Commitment Fee on the Unused Portion of the Loan or Letter of Credit Fee payable hereunder when such fee is due and payable; or

                  (c) The Borrower shall fail to make any payment of any principal of the Notes when and as the same becomes due and payable; or

                  (d) The Borrower shall fail to observe or perform any term, covenant or agreement contained in Sections 6.10 or Article VII of this Agreement; or

                  (e) The Borrower shall fail to observe or perform any term, covenant or agreement contained in Section 6.1 and such failure shall remain uncured for five (5) days after written notice from the Agent; or

                  (f) The Borrower shall fail to observe or perform any term, covenant or agreement contained in this Agreement or in any other Loan Document (other than those specified in clause (a), (b), (c) (d), or (e) of this Section) and such Default shall continue unremedied for a period of thirty (30) days after written notice from the Agent; or

                  (g) A custodian, other than a trustee, receiver or agent appointed or authorized to take charge of less than substantially all of the property of the Borrower or any Subsidiary for the purpose of enforcing a Lien against such property, is appointed for, or takes possession of any property or assets of, the Borrower or any Subsidiary; or


                  (h) Any representation or warranty made by the Borrower herein or in any other Loan Document or any statement or representation made in any certificate, report, or opinion delivered pursuant hereto or in any other Loan Document shall prove to have been incorrect in any material respect when made; or

                  (i) The Borrower or any Subsidiary shall be generally not paying its Debts as such Debts become due, shall become insolvent or unable to meet its obligations as they mature, shall make an assignment for the benefit of creditors, shall consent to the appointment of a trustee or a receiver, or shall admit in writing its inability to pay its Debts as they mature; or

                  (j) A trustee or receiver (other than a custodian described in Section 8.1(f)) shall be appointed for the Borrower or any Subsidiary or for a substantial part of its properties without the consent of the Borrower or such Subsidiary and not be discharged within sixty (60) days; or

                  (k) Any case in bankruptcy shall be commenced, or any reorganization, arrangement, insolvency, or liquidation proceeding shall be instituted by or against the Borrower or any Subsidiary, and if commenced or instituted against it, be consented to by the Borrower or such Subsidiary or remain undismissed for a period of sixty (60) days; or

                  (l) Any default shall be made in the performance of any other obligation or obligations incurred in connection with any indebtedness for borrowed money of the Borrower or any Subsidiary aggregating Five Hundred Thousand Dollars ($500,000) or more, if the effect of such default is to permit the holder of such notes or indebtedness (or a trustee on behalf of such holder) to cause them or it to become due prior to their or its stated maturity, or any such note or indebtedness becomes due prior to its stated maturity or shall not be paid when due; or

                  (m) Any final judgment or judgments for the payment of money in excess of One Million Dollars ($1,000,000) which is or are not adequately insured or indemnified against shall be rendered against the Borrower or any Subsidiary and the same shall remain undischarged for a period of more than thirty (30) days during which time execution shall not be effectively stayed; or

                  (n) Any substantial part of the properties of the Borrower or any part of the properties of any Subsidiary having a value, as reasonably determined by the Agent, of Five Hundred Thousand Dollars ($500,000) or more shall be sequestered or attached and shall not have been returned to the possession of the Borrower or such Subsidiary or released from such attachment within sixty (60) days; or

                  (n) A Change in Control shall occur.



                  (o) Any Collateral Document shall for any reason cease to create a valid and perfected first priority Lien on and security interest in the collateral purported to be covered thereby, except for (i) any lapse in a valid perfected first priority Lien on and security interest in, due to the Agent's failure to file continuation statements, which failure, the Borrower will have ten (10) days from notice to cure, (ii) the failure to perfect any lien on intellectual property of Conceptronics, and (iii) on those Motor Vehicles, where perfection requires possession of the title and/or the notation of the Agent's lien on the title, and the Agent has not as of such date required that the title be delivered to it and/or that its lien be noted on the title.

         Section 8.2. REMEDIES. In addition to all other rights and remedies provided hereunder or under any of the Loan Documents or as shall exist at law or in equity from time to time, upon the occurrence of an Event of Default or at any time during the continuance of any such Event of Default, the Agent may, and the Agent shall, if requested to do so by the Required Lenders, by sending written notice to the Borrower take either or both of the following actions, at the same or different times: (a) terminate forthwith the Commitments hereunder and (b) declare the Notes to be forthwith due and payable, whereupon all such Notes shall be forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding; PROVIDED, however, that notwithstanding anything to the contrary contained herein, upon the commencement of any case in bankruptcy by the Borrower or the entry of an order for relief in any case in bankruptcy instituted against the Borrower or the consent by the Borrower to such an order, the Commitments shall terminate and all Notes, including all principal and interest thereon, shall be immediately due and payable.


                                    ARTICLE 9
                        SET-OFFS AND SHARING OF PAYMENTS
                        --------------------------------

         Section 9.1 RIGHT OF SET-OFF; ADJUSTMENTS. (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.


                  (b) If any Lender (a "benefited Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon other than as permitted under Section 2.13 of this Agreement, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Article 9 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.


                                   ARTICLE 10
                                    THE AGENT
                                    ---------

         Section 10.1 APPOINTMENT, POWERS, AND IMMUNITIES. Each Lender and the Issuing Bank hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and the other Loan Documents, the Agent (which term as used in this sentence and in Section 10.5 and the first sentence of Section 10.7 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement or any of the other Loan Documents and shall not be a trustee or fiduciary for any Lender;
(b) shall not be responsible to the Lenders, or any of them, for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Loan Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Loan Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Loan Party or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and
(e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Section 10.1 are solely for the benefit of the Agent and the Lenders, and none of the Loan Parties shall have any rights as a third party beneficiary of the provision hereto. In performing its functions and duties under this Agreement and the other Loan Documents, the Agent shall act solely as Agent of the Lenders and does not assume and shall not be deemed to have assumed any obligations or relationship of Agency or trust with or for any Loan Party or any of their respective Affiliates.


         Section 10.2 RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication



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

(including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Loan Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 11.3 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; PROVIDED, HOWEVER, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         Section 10.3 DEFAULTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 10.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, PROVIDED THAT, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         Section 10.4 RIGHTS AS LENDER. With respect to its Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender or the Issuing Bank hereunder shall have the same rights and powers hereunder as any other Lender or any other Issuing Bank and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" and the term "Issuing Bank" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Loan Party or any of its Subsidiaries or Affiliates as if it were not acting as Agent, and the Agent (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from any Loan Party or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.


         Section 10.5 DELEGATION OF DUTIES. The Agent may execute any of its duties hereunder or under the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the



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negligence or misconduct of any agents or  attorney-in-fact  selected by it with reasonable care.

         Section 10.6 INDEMNIFICATION. The Lenders agree ratably in accordance with their respective Commitments (to the extent not reimbursed under Section
11.1 hereof, but without limiting the obligations of the Borrower under such Section) to indemnify and hold harmless the Agent and, the Issuing Bank and each of their respective Affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or any Letter of Credit (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit issued by it if the documents presented in connection with such demand do not strictly comply with the terms of the Letter of Credit), except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.5(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party and whether any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 10.6 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

         Section 10.7 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender expressly agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and their Subsidiaries and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Loan Party or any of its Subsidiaries or Affiliates that may come into the possession of the Agent or any of its Affiliates.

         Section 10.8 EXCULPATORY PROVISIONS. The Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Loan Documents (except for its or such Person's own gross negligence or willful



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misconduct),  or (ii)  responsible  in any manner to any of the  Lenders for any recitals, statements, representations or warranties made by any of the Loan Parties contained herein or in any of the other Loan Documents or in any certificate, report, documents, financial statements or other written or oral statement referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Loan Documents, or enforceability or sufficiency therefor of any of the other Loan Documents, or for any failure of any Loan Party to perform its obligations hereunder or
thereunder.   The  Agent  shall  not  be  responsible  to  any  Lender  for  the
effectiveness,   genuineness,   validity,   enforceability,   collectability  or
sufficiency of this Loan Agreement or any of the other Loan Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Loan Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Loan Parties to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Loan Parties or any of their respective Affiliates.

         Section 10.9 RESIGNATION OF AGENT. The Agent may resign at any time by giving written notice to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent will, on behalf of the Lenders, appoint a successor Agent which shall be either a Lender or a commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of at least $5,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.




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


                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS
                            ------------------------

         Section 11.1 EXPENSES;INDEMNIFICATION. (a) The Borrower agrees to pay on demand (i) all costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder; including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto (not to exceed $30,000, plus out-of-pocket expenses, in connection with the preparation and execution of the Loan Documents) and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents and (ii) all out of pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension by it of any Letter of Credit or demand for payment thereunder. The Borrower further agrees to pay on demand all costs and expenses of the Agent, the Issuing Bank and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder or in connection with the Loans made or Letters of Credit issued hereunder.

                  (b) The Borrower agrees to indemnify and hold harmless the Agent, the Issuing Bank and each Lender and each of their respective Affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or any Letter of Credit (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit issued by it if the documents presented in connection with such demand do not strictly comply with the terms of the Letter of Credit), except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.1(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees not to assert any claim against the Agent, any Issuing Bank, any Lender, any of their respective Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or Letters of Credit (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit issued by it if the documents presented in



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connection with such demands do not strictly comply with the terms of the Letter of Credit) and waives any such claim it may now or hereafter have.

         Section 11.2 CHANGES IN GAAP. The Agent and the Lenders covenant and agree that in the event there is a change in GAAP which affects in any material respect the computation of compliance with any financial covenant or Default contained herein, the Agent will confer with the Borrower and the Agent and the Lenders will undertake in good faith to reach agreement as to amendments to such covenants so that they will effectively provide for tests of compliance similar to the tests which were used prior to such amendment to GAAP.

         Section 11.3 ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note or Notes, and its Commitment and its rights and obligations as a Letter of Credit Participant); PROVIDED, HOWEVER, that

                  (i) each such assignment shall be to an Eligible Assignee;

                  (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount equal to Five Million Dollars ($5,000,000) or an integral multiple of One Million Dollars ($1,000,000) in excess thereof,

                  (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Notes and Letters of Credit; and

                  (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of EXHIBIT H hereto, together with any Note subject to such assignment and a processing fee of $3,500.00.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.6(d).


                  (b) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT H hereto, (i) accept such Assignment and Acceptance, (ii) record the information



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

contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (c) The Agent shall  maintain  at its  address  referred to in
Section 11.7 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Commitment and its Loans); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in
Article 3 and the right of set-off contained in Article 9, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Commitment), or releasing all or substantially all of the Collateral or releasing all or substantially all of the Guaranties.

                  (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.15 hereof.

         Section 11.4 SEVERAL OBLIGATIONS OF LENDERS. The obligation of each Lender to make the Loans provided for herein is several, and no Lender shall be liable in the event that the other Lender fails to make any Loan it has agreed to make hereunder.



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

         Section 11.5 CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to the Lenders or any of them hereunder or under any other document delivered hereunder or in connection herewith, or allowed them or any of them by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Lenders or any of them to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by the Lenders or any of them of any right preclude any other or future exercise thereof or the exercise of any other right.

         Section 11.6 AMENDMENTS AND WAIVERS. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if Article 10 or the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that no such amendment or waiver shall, unless signed by each Lender directly affected thereby, (i) increase the Commitments of the Lenders, (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Commitment, or (iv) change the percentage of the Commitments or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, (v) release all or substantially all of the Guarantors or a material release of the Collateral, (vi) amend this Section 11.6, or (vii) amend the definition of "Requied Lenders".

         Section 11.7 NOTICES. Any notice shall be conclusively deemed to have been received by a party hereto and be effective on the day on which delivered to such party at the address or addresses set forth below (or at such other address as such party shall specify to the other parties in writing) or if sent by registered or certified mail, on the third business day after the day on which mailed, addressed to such party at said address:

         If to the Borrower to:        Arguss Holdings, Inc.
                                       One Church Street, Suite 302
                                       Rockville, Maryland 20850
                                       Attention:  Mr. Arthur F. Trudel

         With a copy to:               Robinson & Cole
                                       695 E. Main Street
                                       Stamford, Connecticut 06904
                                       Attn:  Richard A. Krantz, Esq.



         If to the Agent:              NationsBank, N. A.
                                       6610 Rockledge Drive, Third Floor
                                       Bethesda, Maryland 20817
                                       Attention:  Ms. Maria Manos Reed
                                                   Senior Vice President


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


         With a copy to:               Mays & Valentine, L.L.P.
                                       8201 Greensboro Drive, Suite 800
                                       McLean, Virginia 22102
                                       Attention:  Richard M. Pollak, Esquire

         If to NMS:                    NationsBanc Montgomery Securities
                                       100 North Tryon Street
                                       NC1-007-07-01
                                       Charlotte, North Carolina 28255
                                       Attention:  Kathleen R. Hebert

If to any Lender, at the address shown opposite its name on the signature pages as its Address for Notices.

         Section 11.8 APPLICABLE LAW. This Agreement and the Loan Documents shall be construed in accordance with and governed by the laws of the State of Maryland.

         Section 11.9 ENTIRE AGREEMENT. This Agreement and the other Loan Documents and any other documents, together with the Exhibits and schedules attached hereto and thereto, executed in connection herewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         Section 11.10 SUBMISSION TO JURISDICTION; WAIVER. The Borrower hereby irrevocably and unconditionally:

                  (a) Submits for itself and its property in any legal action or proceeding relating directly or indirectly, to this Agreement or any other Loan Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Maryland, the courts of the United States of America for the District of Maryland and appellate courts from any thereof; consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum, and agrees not to plead or claim the same;

                  (b) Waives personal service of any and all process upon it and agrees that all such service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 11.7 and that service so made shall be deemed to be completed upon the earlier of actual receipt or three (3) Business Days after the same shall have been posted to the Borrower's address as set forth in
Section 11.7;

                  (c) Waives any bond or security which might be required by any court prior to allowing the Agent or any Lender to exercise any remedies set forth herein or in any of the other Loan Documents; and

                  (d) Agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit or otherwise affect the right of any Lender to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

         Section 11.11 WAIVER OF JURY TRIAL; PUNITIVE DAMAGES. EACH PARTY HERETO HEREBY INTENTIONALLY AND VOLUNTARILY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS AND ANY CLAIMS FOR PUNITIVE DAMAGES. EACH PARTY HERETO ACKNOWLEDGES THAT NO OTHER PARTY OR ANY PERSON ACTING ON BEHALF OF SUCH OTHER PARTY HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL.

         Section 11.12 SURVIVORSHIP. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Lenders of the Loans herein contemplated and the execution and delivery to the Lenders of the Notes evidencing such Loans and shall continue in full force and effect so long as (i) any of the Notes or Letter of Credit is outstanding and unpaid or undrawn or (ii) the Commitments have not expired or been terminated. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of the Lenders.

         Section 11.13 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.


         Section 11.14 HEADINGS. Section and section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 11.15 CONFIDENTIALITY. The Agent and each Lender (each, a "LENDING PARTY") agree to keep confidential any information furnished or made available to it by the Borrower pursuant to this Agreement; PROVIDED that nothing herein shall prevent any Lending Party from disclosing such information
(a) to any other  Lending Party or any  Affiliate of any Lending  Party,  or any



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

officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party on a need to know basis, (b) to any other Person on a need to know basis if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public, or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement or by the Borrower, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party provided Agent will take reasonable steps to obtain a protective order for all such information, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

         Section 11.16 RIGHT OF SET-OFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Loan Party against obligations and liabilities of such Person to such Lender hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of any Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3 may exercise all rights of set-off with respect to it participation interest as fully as if such person were a Lender hereunder.

         Section 11.17 SOURCE OF FUNDS. Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

                  (a) no part of such funds constitutes assets allocated to any separate account maintained by the Lender in which any employee benefit plan (or its related trust) has any interest;

                  (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

                  (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA; or

                  (d) such funds constitute assets of one or more specific benefits plans which such Lender has identified in writing to the Borrower.

As used in this Section 11.17, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.



                         [SIGNATURES BEGIN ON NEXT PAGE]

         IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed as of the date first above written by its duly authorized officer and the Agent, NMS and each Lender have caused it to be executed by their duly authorized officers.

WITNESS/ATTEST:                             ARGUSS HOLDINGS, INC.


                                            By /s/ Arthur Trudel
-------------------------                      -------------------------
                                               Name:  Arthur Trudel
                                               Title: Chief Financial Officer

WITNESS:                                    NATIONSBANK, N.A.,
                                            as Agent


                                            By: /s/ Maria Manos Reed
-------------------------                      -------------------------
                                               Maria Manos Reed
                                               Senior Vice President

WITNESS:                                    NATIONSBANC MONTGOMERY
                                             SECURITIES LLC
                                              as syndication agent and arranger


                                            By: /s/ Terry Katon
-------------------------                      -------------------------
                                               Name:  Terry Katon
                                               Title: Vice President

Type of                                          Amount of          Commitment
  Loan                                           Commitment         Percentage
-------                                          ----------         ----------


Term                                             $9,000,000             30%

Revolving                                        $21,000,000            30%



--------------------------

Lending Office for Eurodollar Loans:
(Term Loan and Revolving Loans)             NATIONSBANK, N.A.
                                            6610 Rockledge Drive, Suite 300
                                            Bethesda, Maryland  20817


                                            By: /s/ Maria Manos Reed
                                                --------------------------------
                                                Name:  Maria Manos Reed
                                                Title: Senior Vice President


Lending Office for Base Rate Loans:
(Term Loan and Revolving Loans)             NATIONSBANK, N.A.
                                            6610 Rockledge Drive, Suite 300
                                            Bethesda, Maryland  20817

Address for Notices:                        NATIONSBANK, N.A.
                                            6610 Rockledge Drive, Suite 300
                                            Bethesda, Maryland  20817
                                            Attn:  Ms. Maria Manos Reed
                                            Senior Vice President
                                            (301) 493-7072

Type of                                          Amount of          Commitment
  Loan                                           Commitment         Percentage
-------                                          ----------         ----------


Term                                             $3,300,000             11%

Revolving                                        $7,700,000             11%



--------------------------

Lending Office for Eurodollar Loans:
(Term Loan and Revolving Loans)             CRESTAR BANK
                                            1445 New York Avenue, N.W.
                                            Washington, D.C.  20005


                                            By: /s/ Diane E. Bauman
                                                --------------------------------
                                                Name:  Diane E. Bauman
                                                Title: Vice President

Lending Office for Base Rate Loans:
(Term Loan and Revolving Loans)             CRESTAR BANK
                                            1445 New York Avenue, N.W.
                                            Washington, D.C.  20005

Address for Notices:                        CRESTAR BANK
                                            1445 New York Avenue, N.W.
                                            Washington, D.C.  20005
                                            Attn:  Hathi Simmelink
                                            (202) 879-6331

Type of                                          Amount of          Commitment
  Loan                                           Commitment         Percentage
-------                                          ----------         ----------


Term                                             $3,300,000             11%

Revolving                                        $7,700,000             11%



--------------------------

Lending Office for Eurodollar Loans:
(Term Loan and Revolving Loans)             FLEET BANK, N.A.
                                            1185 Avenue of the Americas
                                            New York, New York  10036


                                            By: /s/ Thomas J. Levy
                                                --------------------------------
                                                Name:  Thomas J. Levy
                                                Title: Vice President

Lending Office for Base Rate Loans:
(Term Loan and Revolving Loans)             FLEET BANK, N.A.
                                            1185 Avenue of the Americas
                                            New York, New York  10036

Address for Notices:                        FLEET BANK, N.A.
                                            1185 Avenue of the Americas
                                            New York, New York  10036
                                            Attn:  Ms. Delores Jones
                                            (212) 819-5751

Type of                                          Amount of          Commitment
  Loan                                           Commitment         Percentage
-------                                          ----------         ----------


Term                                             $6,000,000             20%

Revolving                                        $14,000,000            20%



--------------------------

Lending Office for Eurodollar Loans:
(Term Loan and Revolving Loans)             KEYBANK, NATIONAL ASSOCIATION
                                            1 Canal Plaza
                                            Portland, Maine 04101

                                            By: /s/ Noel B. Graydon
                                                --------------------------------
                                                Name:  Noel B. Graydon
                                                Title: Vice President

Lending Office for Base Rate Loans:
(Term Loan and Revolving Loans)             KEYBANK, NATIONAL ASSOCIATION
                                            1 Canal Plaza
                                            Portland, Maine 04101

Address for Notices:                        KEYBANK, NATIONAL ASSOCIATION
                                            1 Canal Plaza
                                            Portland, Maine 04101
                                            Attn:  Ms. Missy Cookson
                                            (207) 874-7021

Type of                                          Amount of          Commitment
  Loan                                           Commitment         Percentage
-------                                          ----------         ----------


Term                                             $5,100,000             17%

Revolving                                        $11,900,000            17%



--------------------------

Lending Office for Eurodollar Loans:
(Term Loan and Revolving Loans)            UNION BANK OF CALIFORNIA, N.A.
                                           445 South Figueroa Street, 18th Floor
                                           Los Angeles, California  90071


                                           By: /s/ J. Scott Jessup
                                               ---------------------------------
                                               Name:  J. Scott Jessup
                                               Title: Vice President

Lending Office for Base Rate Loans:
(Term Loan and Revolving Loans)            UNION BANK OF CALIFORNIA, N.A.
                                           445 South Figueroa Street, 18th Floor
                                           Los Angeles, California  90071

Address for Notices:                       UNION BANK OF CALIFORNIA, N.A.
                                           445 South Figueroa Street, 18th Floor
                                           Los Angeles, California  90071
                                           Attn:  Mr. Scott Jessup
                                           (213) 236-4023

Type of                                          Amount of          Commitment
  Loan                                           Commitment         Percentage
-------                                          ----------         ----------


Term                                             $3,300,000             11%

Revolving                                        $7,700,000             11%



--------------------------

Lending Office for Eurodollar Loans:
(Term Loan and Revolving Loans)             NATIONAL CITY BANK
                                            1900 East 9th Street, Loc 2077
                                            Cleveland, Ohio  44114


                                            By: /s/ Barry Robinson
                                                --------------------------------
                                                Name:  Barry Robinson
                                                Title: Vice President

Lending Office for Base Rate Loans:
(Term Loan and Revolving Loans)             NATIONAL CITY BANK
                                            1900 East 9th Street, Loc 2077
                                            Cleveland, Ohio  44114

Address for Notices:                        NATIONAL CITY BANK
                                            1900 East 9th Street, Loc 2077
                                            Cleveland, Ohio  44114
                                            Attn:  Mr. Barry Robinson
                                            (216) 575-9322

                                    EXHIBITS
                                    --------

A-1      REVOLVING CREDIT NOTE

A-2      TERM NOTE

A-3      SWING LINE NOTE

B        NOTICE OF BORROWING

C        NOTICE OF CONTINUATION/CONVERSION

D        CLOSING CERTIFICATE OF BORROWER

E        CLOSING CERTIFICATE OF GUARANTOR

F        FORM OF OPINION OF BORROWER'S AND GUARANTOR'S COUNSEL

G        [RESERVED]

H        ASSIGNMENT AND ACCEPTANCE

I        INTELLECTUAL PROPERTY ASSIGNMENT

J        [RESERVED]

K        [RESERVED]

L        REQUEST FOR EXTENSION

M        SOLVENCY CERTIFICATE

                                   EXHIBIT A-1
                              REVOLVING CREDIT NOTE
                              ---------------------









              Please see document immediately following this page.

                                   EXHIBIT A-2
                                    TERM NOTE
                                    ---------









              Please see document immediately following this page.

                                   EXHIBIT A-3
                                 SWING LINE NOTE
                                 ---------------









              Please see document immediately following this page.

                                    EXHIBIT B
                               NOTICE OF BORROWING
                               -------------------

TO:  NationsBank, N.A.                                  DATE: __________________
     ________________________________
     ________________________________
     Attention:  ____________________

Irrevocable notice is hereby given pursuant to the Credit Agreement ("Credit Agreement") dated as of ___________, 1999 among Arguss Holdings, Inc., the Lenders named therein, NMS, and NationsBank, N.A. as agent for the Lenders, of the Revolving Loan specified herein. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.


1. The Business Day of the proposed borrowing is ________________, _____.

2. The aggregate amount of the proposed borrowing is $____________.

3. $____________ of the proposed borrowing is to be a Base Rate Loan. $_______________ of the proposed borrowing is to be a Eurodollar Loan.

4. The initial Interest Period for a Eurodollar Loan shall be [one] [two] [three] [six] months.

5.  The Revolving Loans should be disbursed as follows:
    ____________________________________________________.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

         i) the applicable representations and warranties of the undersigned contained in Article 4 of the Credit Agreement are true and correct in all material respects as though made on and as of such date; and

         ii) no Default or Event of Default has occurred and is continuing or shall result from such proposed borrowing.

         iii) no event has occurred since the date of the most recent financial statements delivered pursuant to the Credit Agreement which could reasonably be expected to have a Material Adverse Effect.


                                            ARGUSS HOLDINGS, INC.

                                            By:
                                               ---------------------------
                                               Name:
                                               Title:

                                    EXHIBIT C
                        NOTICE OF CONTINUATION/CONVERSION
                        ---------------------------------

TO:  NATIONSBANK, N.A., as Agent
     ________________________________
     ________________________________
     Attention:  ____________________


Irrevocable notice is hereby given pursuant to the Credit Agreement dated ____________, 1999, by and among Arguss Holdings, Inc., the Lenders named therein, NMS, and NationsBank, N.A. as Agent (the "Credit Agreement"), of Borrower's desire to effect the Continuation/Conversion of a Revolving Loan thereunder. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

1.  The   Business   Day   of   the   proposed    Continuation/Conversion    is:
    _______________, _____.

2.  The Type and amount of the  Revolving  Loan to be  Continued/Converted  are:
$___________________________ Loan.

3. The Type of Loan into which the existing Loan is to be Continued/Converted is: _______________.

4.  The Interest Period (if applicable) is: ____________________.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Continuation/Conversion, before and after giving effect thereto and to the application of the proceeds therefrom:

         (a) The applicable representations and warranties of the undersigned contained in Article 4 of the Credit Agreement are true and correct in all material respects as though made on and as of such date.

         (b) No Default or Event of Default has occurred and is continuing or shall result from such Loan as continued or converted.

         (c) No event has occurred since the date of the most recent financial statements delivered pursuant to the Credit Agreement which could reasonably be expected to have a Materially Adverse Effect.

Dated:_________________                     ARGUSS HOLDINGS, INC.

                                            By:
                                               -------------------------
                                               Name:

                                    EXHIBIT D
                               CLOSING CERTIFICATE
                               -------------------
                                   (Borrower)










                                 Not Applicable.

                                    EXHIBIT E
                               CLOSING CERTIFICATE
                               -------------------
                                   (Guarantor)









                                 Not Applicable.

                                    EXHIBIT F
                          FORM OF OPINION OF BORROWER'S
                             AND GUARANTOR'S COUNSEL
                             -----------------------










              Please see document immediately following this page.

                                    EXHIBIT G









                                   [RESERVED]

                                    EXHIBIT H
                            ASSIGNMENT AND ACCEPTANCE
                            -------------------------









                                 Not Applicable

                                    EXHIBIT J









                                   [RESERVED]

                                    EXHIBIT K









                                   [RESERVED]

                                    EXHIBIT L
                              REQUEST FOR EXTENSION
                              ---------------------








                                 Not Applicable.

                                    EXHIBIT M
                              SOLVENCY CERTIFICATE
                              --------------------









              Please see document immediately following this page.